Exhibit 10.4

EXECUTION VERSION

NORD ANGLIA EDUCATION, INC.,

as the Issuer

$150,000,000 8.50%/9.50% SENIOR PIK TOGGLE NOTES DUE 2018

INDENTURE

Dated as of February 8, 2013

CITICORP INTERNATIONAL LIMITED,

as Trustee

CITIBANK, N.A., LONDON BRANCH,

as Principal Paying Agent and Transfer Agent

and

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG,

as Registrar

TABLE OF CONTENTS

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

i

EXHIBITS

Exhibit A                                             FORM OF NOTE

Exhibit B                                             FORM OF CERTIFICATE OF TRANSFER

Exhibit C                                             FORM OF CERTIFICATE OF EXCHANGE

INDENTURE, dated as of February 8, 2013, among Nord Anglia Education, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Citicorp International Limited, as trustee, Citibank, N.A., London Branch, as principal paying agent and transfer agent, and Citigroup Global Markets Deutschland AG, as registrar.

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 8.50%/9.50% Senior PIK Toggle Notes due 2018 in an aggregate principal amount of $150,000,000 (the “Initial Notes”) and the Holders of any Additional Notes and PIK Notes (each as defined below and, together with the Initial Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01                             Definitions.

“10.25% Notes” means the $325,000,000 10.25% Senior Secured Notes due 2017 of OpCo issued under the 10.25% Notes Indenture.

“10.25% Notes Guarantors” means OpCo Restricted Subsidiaries party to the 10.25% Notes Indenture as guarantors and any other OpCo Restricted Subsidiary that Incurs a guarantee of the 10.25% Notes. For the avoidance of doubt, if a guarantee of the 10.25% Notes is released in accordance with the provisions of the 10.25% Notes Indenture, the entity that provided such guarantee shall no longer be considered a “10.25% Notes Guarantor” and shall be excluded from the definition of “10.25% Notes Guarantors.”

“10.25% Notes Indenture” means the indenture, dated as of March 28, 2012, among Nord Anglia Education (UK) Holdings Plc, as the issuer, Citicorp International Limited, as trustee and security agent, Citibank, N.A., London Branch, as paying agent and transfer agent, Citigroup Global Markets Deutschland AG, as registrar and the other parties thereto.

“10.25% Notes Issue Date” means March 28, 2012.

“Acquired Debt” means Debt of a Person:

(a)                                 existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary; or

(b)                                 assumed in connection with the acquisition of assets from any such Person,

in each case, whether or not such Debt was Incurred in connection with, or in contemplation of, or to finance, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be.

Acquired Debt will be deemed to be Incurred on the date the acquired Person becomes a Restricted Subsidiary (or is merged into or consolidated with the Issuer or any Restricted Subsidiary, as the case may be) or the date of the related acquisition of assets from any Person.

“Additional Notes” means additional Notes (other than the Initial Notes and the PIK Notes) issued under this Indenture in accordance with Sections 2.01, 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person:

(a)                                 any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person;

(b)                                 any other Person that owns, directly or indirectly, 10% or more of such specified Person’s Capital Stock or any officer or director of any such specified Person; or

(c)                                  any other Person 10% or more of the Voting Stock of which is beneficially owned or held, directly or indirectly by such specified Person.

For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Transfer Agent, Authenticating Agent, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for Book-Entry Interests in any Global Note, the rules and procedures of DTC, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Redemption Premium” means, with respect to any Note on any redemption date, the greater of:

(a)                                 1.0% of the principal amount of the Note; and

(b)                                 the excess of:

(i)                                     the present value at such redemption date of: (x) the redemption price of such Note at February 15, 2015 (such redemption price being set forth in the table appearing in Section 3.07(c) hereof) plus (y) all required interest payments, based on Cash Interest, that would otherwise be due to be paid on such Note during the period between the redemption date and February 15, 2015 (excluding accrued but unpaid interest and assuming that the rate of interest on the Notes from such redemption date through February 15, 2015 will be the rate for Cash Interest), computed using a discount rate equal to the Treasury Rate at such redemption date plus 50 basis points; over

(ii)                                  the outstanding principal amount of the Note.

For the avoidance of doubt, calculation or verifying of the Applicable Redemption Premium will not be a duty or obligation of the Trustee or any paying agent.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation, amalgamation or other combination or Sale and Leaseback Transaction) by the Issuer or a Restricted Subsidiary (collectively, a “transfer”), directly or indirectly, in one or a series of related transactions, of:

(a)                                 any Capital Stock of any Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Subsidiary);

(b)                                 all or substantially all of the properties and assets of any division or line of business of the Issuer or any Restricted Subsidiary; or

(c)                                  any other of the Issuer’s or any Restricted Subsidiary’s properties or assets.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)                                     any single transaction or series of related transactions that involves assets or Capital Stock having, at the time of such transaction, a Fair Market Value of less than US$5,000,000 (or the Dollar Equivalent thereof);

(ii)                                  any transfer or disposition of assets (x) by OpCo to the Issuer or any Restricted Subsidiary or (y) by any Restricted Subsidiary to the Issuer or any other Restricted Subsidiary; provided that any such transfer or disposition under (x) or (y) complies with Section 4.11(a)(1) hereof;

(iii)                               Reserved;

(iv)                              any transfer or disposition of obsolete, worn out, damaged or other equipment, facilities or assets that are no longer useful in the conduct of the Issuer’s and any Restricted Subsidiary’s business and that are disposed of in the ordinary course of business;

(v)                                 sales or dispositions of receivables in any factoring transaction in the ordinary course of business;

(vi)                              any transfer or disposition of assets that is governed by Sections 5.01 and 4.14 hereof;

(vii)                           for the purposes of Section 4.10 hereof only, the making of a Permitted Investment or a Restricted Payment permitted under Section 4.07 hereof;

(viii)                        the sale, lease, sublease, assignment, transfer or other disposition of any equipment, inventory or receivables in the ordinary course of business;

(ix)                              an issuance of Capital Stock by a Restricted Subsidiary to the Issuer or to another Restricted Subsidiary;

(x)                                 any transfer, termination, unwinding or other disposition of Hedging Agreements in the ordinary course of business and not for speculative purposes (it being understood that hedging with respect to the Notes and the Revolving Credit Facility will be deemed “in the ordinary course of business” under this clause (x));

(xi)                              sales or transfers of assets received by the Issuer or any Restricted Subsidiary upon the foreclosure on a Lien granted in favor of the Issuer or any Restricted Subsidiary or any other transfer of title with respect to any secured investment in default;

(xii)                           the granting of Liens not prohibited by Section 4.12 hereof;

(xiii)                        the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims, in the ordinary course of business;

(xiv)                       disposition or transfer of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements; or

(xv)                          a disposition of cash or Cash Equivalents.

“Attributable Debt” means, with respect to any Sale and Leaseback Transaction at the time of determination, the present value (discounted at the interest rate implicit in the lease determined in accordance with IFRS or, if not known, at the Issuer’s incremental borrowing rate) of the total obligations of the lessee of the property subject to such lease for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended, or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of penalty (in which case the rental payments will include such penalty), after excluding from such rental payments all amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water, utilities and similar charges.

“Average Life” means, as of the date of determination with respect to any Debt, the quotient obtained by dividing:

(a)                                 the sum of the products of:

(i)                                     the numbers of years from the date of determination to the date or dates of each successive scheduled principal payment of such Debt; multiplied by

(ii)                                  the amount of each such principal payment;

by

(b)                                 the sum of all such principal payments.

“Bank Deposit Debt” means Debt of the Issuer or any Restricted Subsidiary that is subject to a Lien over one or more bank accounts of the Issuer or its Restricted Subsidiaries and is used by the Issuer and/or Restricted Subsidiaries to, directly or indirectly, engage in foreign currency exchange transactions; provided, however, that the aggregate amount of deposits in all such pledged bank accounts will not at any time be less than 90% or exceed an amount equal to 110% of the aggregate outstanding principal amount of such Debt.

“Bankruptcy Law” means (i) Title 11 of the U.S. Code or (ii) the laws of any other jurisdiction or any political subdivision thereof relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors.

“Board of Directors” means:

(a)                                 with respect to any corporation, the board of directors or managers of the corporation (which, in the case of any corporation having both a supervisory board and an executive or management board, will be the executive or management board) or any duly authorized committee thereof;

(b)                                 with respect to any partnership, the board of directors of the general partner of the partnership or any duly authorized committee thereof;

(c)                                  with respect to a limited liability company, the managing member or members (or analogous governing body) or any controlling committee of managing members thereof; and

(d)                                 with respect to any other Person, the board or any duly authorized committee thereof or committee of such Person serving a similar function.

“Book-Entry Interest” means a beneficial interest in a Global Note held by or through a Participant.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in London, New York, Hong Kong, Singapore or a place of payment under this Indenture are authorized or required by law to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, partnership interests (whether general or limited), participations, rights in or other equivalents (however designated) of such Person’s equity, any other interest or participation that confers the right to receive a share of the profits and losses, or distributions of assets of, such Person and any rights (other than debt securities convertible into or exchangeable for Capital Stock), warrants or options exchangeable for, or convertible into, such Capital Stock, whether now outstanding or issued after the Issue Date.  For the avoidance of doubt, in no event should any Subordinated Shareholder Funding or any instrument issued on similar terms constitute Capital Stock.

“Capitalized Lease Obligation” means, with respect to any Person, any obligation of such Person under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed), which obligation is required to be classified and accounted for as a capital lease obligation under IFRS, and, for purposes of this Indenture, the amount of such obligation at any date will be the capitalized amount thereof at such date, determined in accordance with IFRS and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.  For the avoidance of doubt, an operating lease will not be deemed a Capitalized Lease Obligation, regardless of any reclassification or recharacterization under IFRS.

“Cash Equivalents” means any of the following:

(a)                                 any evidence of Debt denominated in Euro, Sterling or U.S. dollars with a maturity of 180 days or less from the date of acquisition, issued or directly and fully guaranteed or insured by a member state (an “EU Member State”) of the Pre-Expansion European Union whose sole lawful currency on the Issue Date is, or on the 10.25% Notes Issue Date was, the Euro, the government of the United Kingdom of Great Britain and Northern Ireland, the United States of America, any state thereof or the District of Columbia, or any agency or instrumentality thereof (each, an “Approved Jurisdiction”);

(b)                                 demand or time deposit accounts, certificates of deposit, money market deposits or bankers’ acceptances denominated in Euro, Sterling or U.S. dollars with a maturity of 180 days or less from the date of acquisition issued by a bank or trust company organized in an EU Member State, the United Kingdom of Great Britain and Northern Ireland or any commercial banking institution that is a member of the U.S. Federal Reserve System, in each case having combined capital and surplus and undivided profits of not less than US$500,000,000, whose long-term, unsecured, unsubordinated and unguaranteed debt has a rating, at the time any investment is made therein, of at least A or the equivalent thereof from S&P and at least A2 or the equivalent thereof from Moody’s;

(c)                                  commercial paper with a maturity of 180 days or less from the date of acquisition issued by a corporation that is not the Issuer’s or any Restricted Subsidiary’s Affiliate and which is incorporated under the laws of an EU Member State, United Kingdom of Great Britain and Northern Ireland, the United States of America or any state thereof and, at the time of acquisition, having a short-term credit rating of at least A-1 or the equivalent thereof from S&P or at least P-l or the equivalent thereof from Moody’s;

(d)                                 repurchase obligations with a term of not more than seven days for underlying securities of the type described in clause (a) of this definition, entered into with a financial institution meeting the qualifications described in clause (b) of this definition;

(e)                                  Investments in money market mutual funds at least 95% of the assets of which constitute Cash Equivalents of the kind described in clauses (a) through (d) of this definition;

(f)                                   direct obligations of China and Hong Kong or any agency of any of the foregoing or obligations fully and unconditionally guaranteed by China and Hong Kong or any agency of any of the foregoing, in each case maturing within one year;

(g)                                  demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with (i) Agricultural Bank of China, Bank of China, Bank of Communications, China CITIC Bank, China Merchants Bank, Industrial Commercial Bank of China, China Construction Bank, Bank of Shanghai or China Huaxia Bank or (ii) any other bank, trust company, financial institution or similar entity organized under the laws of the PRC whose long-term debt is rated as high or higher than any of those institutions described in clause (i) of this subsection (g);

(h)                                 demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with Ahli United Bank, Standard Chartered Bank, Standard Chartered Bank Malaysia Berhad, UOB Bank, Australia and New Zealand Bank, National Bank of Abu Dhabi or Samba Financial Group;

(i)                                     demand or time deposit accounts, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity, not otherwise included under clause (b), (g) or (h) of this definition which would rank, in terms of combined capital and surplus and undivided profits or the ratings on its long-term debt, among the top five such institutions in a jurisdiction in which the Issuer or a Restricted Subsidiary conducts its business or is organized; or

(j)                                    demand or time deposits, certificates of deposit, overnight or call deposits and money market deposits with any bank, trust company, financial institution or similar entity organized under the laws of the PRC or Hong Kong; provided that such deposits do not exceed US$10,000,000 (or the Dollar Equivalent thereof) with any single bank or US$30,000,000 (or the Dollar Equivalent thereof) in the aggregate at any date of determination thereafter.

“Cash Interest” means interest on the Notes which is paid entirely in cash.

“Change of Control” means the occurrence of any of the following events:

(a)                                 prior to the consummation of an Initial Public Offering, (i) the Permitted Holders cease to “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, more than 50% of the voting power of the Issuer’s outstanding Voting Stock and (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or the Permitted Holders, is or becomes the “beneficial owner,” directly or indirectly, of a larger percentage of such Voting Stock than the Permitted Holders;

(b)                                 after the consummation of an Initial Public Offering, (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder or the Permitted Holders, is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the voting power of the Issuer’s outstanding Voting Stock and (ii) the Permitted Holders do not beneficially own a larger percentage of such Voting Stock than such person or group (for the purposes of this clause (b), such other person or group will be deemed to beneficially own all Voting Stock of a specified entity directly held by a parent entity, if such other person or group becomes the “beneficial owner” (as defined in clause (a) of this definition), directly or indirectly, of more than 35% of the Voting Stock of such parent entity and the Permitted Holders do not beneficially own more than 35% of the Voting Stock of such entity);

(c)                                  the merger or consolidation of the Issuer with or into another Person, the merger of another Person with or into the Issuer or the sale of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person, in any case other than (i) a transaction in which the survivor or transferee is a Permitted Holder or a Person that is controlled by a Permitted Holder or (ii) a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Issuer immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets;

(d)                                 during any consecutive two-year period following an Initial Public Offering, individuals who at the beginning of such period constituted the Issuer’s Board of Directors (together with any new members whose election to such Board of Directors, or whose nomination for election by the Issuer’s shareholders, was approved by a vote of at least a majority of the members of the Issuer’s Board of Directors then still in office who were either members at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Issuer’s Board of Directors then in office; or

(e)                                  the Issuer ceases to own directly 100% of the issued and outstanding Capital Stock of OpCo (unless OpCo is merged into the Issuer in accordance with the terms of this Indenture).

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg.

“Consolidated EBITDA” means the sum of (A) Consolidated Net Income plus (B) in each case to the extent deducted in computing Consolidated Net Income for such period:

(a)                                 Consolidated Interest Expense;

(b)                                 Consolidated Tax Expense;

(c)                                  Consolidated Non-cash Charges, less all non-cash items increasing Consolidated Net Income for such period (other than, for the avoidance of doubt, the accrual of revenue in the ordinary course of business);

(d)                                 any extraordinary, exceptional or non-recurring losses (minus any extraordinary, exceptional or non-recurring gains);

(e)                                  any losses (less gains) attributable to sales of assets of OpCo or any OpCo Restricted Subsidiary that are not sold in the ordinary course of business;

(f)                                   Management Fees;

(g)                                  any expenses, charges or fees relating to any Equity Offering, Permitted Investment, acquisition or Debt permitted to be Incurred under this Indenture, in each case, whether or not successful; and

(h)                                 all expenses incurred directly in connection with any early extinguishment of Debt less any gain from any write off or forgiveness of Debt.

“Consolidated Fixed Charge Coverage Ratio” means, for any period, the ratio of (1) Consolidated EBITDA to (2) Consolidated Interest Expense; provided that:

(a)                                 if OpCo or any OpCo Restricted Subsidiary has Incurred, repaid or redeemed any Debt since the beginning of such period that, in the case of Debt Incurred, remains outstanding, or if the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio is an Incurrence of Debt, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Debt Incurrence, repayment or redemption as if such Debt had been Incurred, repaid or redeemed on the first day of such period and the discharge of any other Debt repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Debt as if such discharge had occurred on the first day of such period, provided that in the event of any such repayment or redemption, the pro forma Consolidated EBITDA for such period will be calculated as if OpCo or such OpCo Restricted Subsidiary had not earned any interest income actually earned during such period in respect of funds used to repay or redeem such Debt;

(b)                                 if, since the beginning of such period, OpCo or any OpCo Restricted Subsidiary will have made any Asset Sale, Consolidated Net Income for such period will be reduced on a pro forma basis by an amount equal to the Consolidated Net Income (if positive) directly attributable to the assets which are the subject of such Asset Sale for such period, or increased on a pro forma basis by an amount equal to the Consolidated Net Income (if negative) directly attributable thereto, for such period and the Consolidated Interest Expense for such period will be reduced on a pro forma basis by an amount equal to the Consolidated Interest Expense directly attributable to any Debt of OpCo or any OpCo Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to OpCo and the continuing OpCo Restricted Subsidiaries in connection with such Asset Sale for such period (or, if the Capital Stock of any OpCo Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Debt of such OpCo Restricted Subsidiary to the extent OpCo and the continuing OpCo Restricted Subsidiaries are no longer liable for such Debt after such sale);

(c)                                  if, since the beginning of such period OpCo or any OpCo Restricted Subsidiary (by merger, consolidation, amalgamation or other combination or otherwise) will have made an Investment in any OpCo Restricted Subsidiary (or any Person which becomes an OpCo Restricted Subsidiary) or an acquisition of assets, including any acquisition of an asset occurring in connection with a transaction causing a calculation to be made hereunder, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto

(including the Incurrence of any Debt) as if such Investment or acquisition occurred on the first day of such period; and

(d)                                 if, since the beginning of such period any Person (that subsequently became an OpCo Restricted Subsidiary or was merged with or into OpCo or any OpCo Restricted Subsidiary since the beginning of such period) will have made any Asset Sale or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (b) or (c) of this definition if made by OpCo or an OpCo Restricted Subsidiary during such period, Consolidated Net Income and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such Asset Sale or Investment or acquisition occurred on the first day of such period.

If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt for a period equal to the remaining term of such Interest Rate Agreement).

“Consolidated Interest Expense” means, for any period, without duplication and in each case determined on a consolidated basis in accordance with IFRS, the sum of:

(a)                                 OpCo’s and OpCo Restricted Subsidiaries’ interest expense for such period (excluding (i) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (including without limitation, in respect of the Transactions) and (ii) any net interest on any Entrusted Loans), plus, to the extent not otherwise included in interest expense:

(i)                                     amortization of debt discount and original issue discount;

(ii)                                  the net payments made or received pursuant to Currency Agreements or Interest Rate Agreements (including amortization of fees and discounts, but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Currency Agreements or Interest Rate Agreements or other derivative instruments pursuant to IFRS);

(iii)                               realized commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and similar transactions; and

(iv)                              the interest portion of any deferred payment obligation and amortization of debt issuance costs; plus

(b)                                 the interest component of OpCo’s and OpCo Restricted Subsidiaries’ Capitalized Lease Obligations accrued and/or scheduled to be paid or accrued during such period other than the interest component of Capitalized Lease Obligations between or among OpCo and any OpCo Restricted Subsidiary or between or among OpCo Restricted Subsidiaries; plus

(c)                                  OpCo’s and OpCo Restricted Subsidiaries’ non-cash interest expenses and interest that was capitalized during such period; plus

(d)                                 the interest expense on Debt of another Person (other than OpCo or any OpCo Restricted Subsidiary) to the extent such Debt is guaranteed by OpCo or any OpCo Restricted Subsidiary or secured by a Lien on OpCo’s or any OpCo Restricted Subsidiaries’ assets; plus

(e)                                  cash and non-cash dividends due (whether or not declared) on OpCo’s Redeemable Capital Stock and any of OpCo Restricted Subsidiaries’ Preferred Stock (to any Person other than OpCo and any OpCo Restricted Subsidiary and other than dividends payable solely in Capital Stock of OpCo (other than Redeemable Capital Stock)), in each case for such period.

“Consolidated Net Income” means, for any period, OpCo’s and OpCo Restricted Subsidiaries’ consolidated net income (or loss) for such period as determined in accordance with IFRS, adjusted by excluding (to the extent included in such consolidated net income or loss), without duplication:

(a)                                 the portion of net income (and the loss to the extent such loss is funded in cash by OpCo or an OpCo Restricted Subsidiary) of any Person (other than OpCo or an OpCo Restricted Subsidiary), including Unrestricted Subsidiaries, in which OpCo or any OpCo Restricted Subsidiary has an interest, except that OpCo’s or such OpCo Restricted Subsidiary’s interest in the net income of such Person for such period shall be included in such Consolidated Net Income to the extent of the aggregate amount of dividends or other distributions actually paid to OpCo or such OpCo Restricted Subsidiary in cash dividends or other distributions during such period;

(b)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 4.07 hereof, the net income (but not the loss) of any OpCo Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such OpCo Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such OpCo Restricted Subsidiary (other than (i) restrictions pursuant to this Indenture, (ii) restrictions in effect on the Issue Date or the 10.25% Notes Issue Date with respect to an OpCo Restricted Subsidiary, and other restrictions with respect to such OpCo Restricted Subsidiary that, taken as a whole, are not materially less favorable to the Holders than such restrictions in effect on the Issue Date or the 10.25% Notes Issue Date, as the case may be, (iii) restrictions specified in Section 4.08(b)(13) hereof and (iv) restrictions permitted by Sections 4.08(b)(1) or (2) hereof);

(c)                                  net after-tax gains (or losses) attributable to the termination of any employee pension benefit plan;

(d)                                 any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued;

(e)                                  the net income (or losses) attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

(f)                                   the cumulative effect of a change in accounting principles;

(g)                                  any one time non-cash charges or any amortization or depreciation or any impact of asset revaluation resulting from purchase accounting, in each case, in relation to any acquisition of, or merger or consolidation with, another Person or business or resulting from any reorganization or restructuring involving the Issuer or its Subsidiaries (including without limitation, in respect of the Transactions);

(h)                                 any unrealized gains or losses in respect of Hedging Agreements;

(i)                                     Reserved;

(j)                                    any unrealized gains (or losses) due solely to fluctuations in currency values and related tax effects;

(k)                                 any non-cash compensation charge or expenses arising from any grant of stock, stock options or other equity-based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions;

(l)                                     expenses, costs or other charges (including non-cash charges) relating to the Transactions; and

(m)                             any goodwill or other intangible asset impairment charges.

“Consolidated Non-cash Charges” means, for any period, the aggregate depreciation, amortization and other non-cash expenses of OpCo and the OpCo Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with IFRS (excluding any such non-cash charge that requires an accrual of or reserve for cash charges for any future period).

“Consolidated Tax Expense” means, for any period with respect to any Relevant Taxing Jurisdiction, the provision for all national, local and foreign federal, state or other income taxes (including without limitation, withholding taxes) of OpCo and the OpCo Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with IFRS.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Credit Facility” or “Credit Facilities” means, one or more debt facilities or indentures, as the case may be (including the Revolving Credit Facility), or commercial paper facilities providing for revolving credit loans, term loans, notes, letters of credit or other forms of Debt, guarantees and assurances or other credit facilities or extensions of credit, including overdrafts, in each case, as amended, restated, modified, renewed, refunded, replaced, refinanced, repaid, increased or extended in whole or in part from time to time.

“Currency Agreements” means, in respect of a Person, any spot or forward foreign exchange agreements and currency swap, currency option, futures, collars or other similar agreements or arrangements or to which such Person is a party or beneficiary.

“Custodian” means Citibank, N.A., London Branch, and any and all successors thereto appointed as Custodian hereunder and having become such pursuant to the applicable provision of this Indenture.

“Debt” means, with respect to any Person, without duplication:

(a)                                 all liabilities of such Person for borrowed money or for the deferred purchase price of property or services due more than six months after such property is acquired or services provided, excluding trade payables Incurred in the ordinary course of business;

(b)                                 all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments;

(c)                                  all reimbursement obligations of such Person in connection with any letters of credit, bankers’ acceptances, receivables facilities or other similar facilities, except to the extent such reimbursement obligation relates to a trade payable arising in the ordinary course of business;

(d)                                 all debt of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), which is due more than one year after its Incurrence but excluding trade payables arising in the ordinary course of business;

(e)                                  all Capitalized Lease Obligations of such Person;

(f)                                   all obligations of such Person under or in respect of Hedging Agreements (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such obligation that would be payable by such Person at such time);

(g)                                  all Redeemable Capital Stock of such Person valued at the greater of its voluntary maximum fixed repurchase price and its involuntary maximum fixed repurchase price plus accrued and unpaid dividends; and

(h)                                 Preferred Stock of any Restricted Subsidiary,

provided, however, that clauses (a) through (f) above (other than letters of credit, Attributable Debt and Hedging Obligations) will be included in definition of “Debt” if and to the extent any such items would appear as a liability on a balance sheet of the specified Person prepared in accordance with IFRS; provided further, that the term “Debt” will not include: (i) anything initially accounted for as an operating lease, regardless of any reclassification or recharacterization under IFRS; (ii) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business; (iii) any pension obligations of the Issuer or a Restricted Subsidiary; (iv) other than for purposes of the definitions of “Subordinated Shareholder Funding” and “Subordinated Debt,” Subordinated Shareholder Funding; (v) accrued liabilities Incurred in the ordinary course of business and (vi) Entrusted Loans.  In addition, the term “Debt” includes all Debt of others secured by a Lien on any asset of the Person (whether or not whether such Debt is assumed by the Person) and, to the extent not otherwise included, the guarantee by such Person of any Debt of any other Person.

For purposes of this definition, the “maximum fixed repurchase price” of any Redeemable Capital Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such Fair Market Value will be determined in good faith by the Board of Directors of the issuer of such Redeemable Capital Stock; provided, that if such Redeemable Capital Stock is not then permitted to be redeemed, repaid or repurchased, the redemption, repayment or repurchase price will be the book value of such Redeemable Capital Stock as reflected in the most recent financial statements of such Person.

“Default” means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 2.06, 2.07 or 2.09 hereof, substantially in the form of Exhibit A hereto, except that such Note will not bear the Global Note Legend and will not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, including any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision(s) of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Issuer’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions or is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Issuer or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York using exchange rates prevailing on the 10.25% Notes Issue Date.

“DTC” means The Depository Trust Company and its successors.

“Entrusted Loans” means borrowings by the Issuer or any Restricted Subsidiary from a bank, trust company or other financial institution that are subject to a Lien on deposits made by the Issuer or another Restricted Subsidiary as security for such borrowings; provided that no assets other than such deposits secure such borrowings, the value of such borrowings does not exceed the value of such deposits and such borrowings are denominated in the same currency as such deposits.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means an offer and sale in an underwritten public offering or private placement of Capital Stock (which is Qualified Capital Stock) of the Issuer, or  (to the extent the net proceeds of such offer and sale are contributed to the equity capital of the Issuer) of any Holding Company of the Issuer, to any Person other than a Restricted Subsidiary or the Permitted Holders; provided that the aggregate gross cash proceeds received by the Issuer or any Holding Company of the Issuer from such transaction will not be less than US$20,000,000 (or the Dollar Equivalent thereof).

“Euro” or “€” means the lawful currency of the member states of the European Union that participate in the third stage of the European Economic and Monetary Union.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Excluded Contributions” means the net cash proceeds received by the Issuer after the Issue Date as equity capital contributions or from the issuance and sale (other than to a Subsidiary of the Issuer) by the Issuer of Capital Stock (other than Redeemable Capital Stock) of the Issuer, designated as “Excluded Contributions” pursuant to an Officers’ Certificate of the Issuer (which will be designated no later than the date on which such Excluded Contribution has been received by the Issuer), provided that in no event may the Issuer designate as “Excluded Contributions” net cash proceeds it receives from the sale of Capital Stock pursuant to the agreement by Premier Education Holdings Limited to purchase Capital Stock of the Issuer using (i) the net cash proceeds from its sale of the British International School Abu Dhabi to a Restricted Subsidiary and (ii) the annual management fee paid by OpCo to Premier Education Holdings Limited over the term of the Notes.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Issuer’s Board of Directors.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, bearing the Global Note Legend, issued in accordance with Sections 2.01 and 2.06 hereof.

“Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of an Approved Jurisdiction as of the Issue Date or the 10.25% Notes Issue Date for the payment of which the full faith and credit of such government is given.

“guarantee” means, as applied to any obligation:

(a)                                 a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation; and

(b)                                 an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, by the pledge of assets and the payment of amounts drawn down under letters of credit.

“Guarantee of the 10.25% Notes” means any guarantee of OpCo’s obligations under the 10.25% Notes Indenture by any Person in accordance with the provisions of the 10.25% Notes Indenture.

“Hedging Agreements” means Currency Agreements, Interest Rate Agreements and any other future or forward contracts, swaps, options or similar agreements or arrangements, including with respect to fluctuations in commodity prices.

“Holder” means the Person in whose name a Note is recorded on the Registrar’s books.

“Holding Company” of a Person means any other Person (other than a natural person) of which the first Person is a Subsidiary.

“IFRS” means International Financial Reporting Standards as adopted by the European Union as in effect from time to time.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm, bank, accounting firm or third-party appraiser, in any such case, of international standing; provided that such firm is not an Affiliate of the Issuer.

“Indirect Participant” means a Person who holds a Book-Entry Interest in a Global Note through a Participant.

“Initial Public Offering” means an Equity Offering of the Issuer or any Holding Company of the Issuer or any successor of the Issuer or any Holding Company of the Issuer (the “IPO Entity”) following which there is a Public Market and, as a result of which, the Capital Stock of the IPO Entity in such offering is listed on an internationally recognized exchange or traded on an internationally recognized market.

“Interest Rate Agreements” means, in respect of a Person, any interest rate protection agreements and other types of interest rate hedging agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements) as to which such Person is a party or beneficiary.

“Intercreditor Agreement (OpCo)” means the Intercreditor Agreement among OpCo, the trustee and security agent for the 10.25% Notes and certain other parties, as amended, waived or modified from time to time.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other similar obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions in consideration of Debt, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS.  If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer or such selling or disposing Subsidiary will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of its Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the definition of “Fair Market Value.”  The acquisition by the Issuer or any Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07(a) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Issue Date” means the date of issuance of the Notes (other than any Additional Notes or PIK Notes).

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for or by way of security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.  A Person will be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Management Advances” means loans or advances made to, or guarantees with respect to loans or advances made to, directors, officers, employees or consultants of the Issuer or any Restricted

Subsidiary for purposes of funding any such person’s purchase of Capital Stock of the Issuer or any Holding Company of the Issuer with the approval of the Board of Directors in an aggregate amount outstanding not exceeding US$2,000,000 (or the Dollar Equivalent thereof).

“Management Fees” means:

(a)                                 customary annual fees for the performance of management or monitoring services by any Permitted Holder or any of its Affiliates for the Issuer or any Restricted Subsidiary; provided that such fees will not, in the aggregate, exceed $2,000,000 (or the Dollar Equivalent thereof) per annum (exclusive of out of pocket expenses); and

(b)                                 fees and related expenses for the performance of transaction, management, consulting, financial or other advisory services or underwriting, placement or other investment banking activities, including in connection with mergers, acquisitions, dispositions, joint ventures or raising of debt or equity, by any Permitted Holder or any of its Affiliates for the Issuer or any Restricted Subsidiary, which payments, in the aggregate under this clause (b), equal up to 1.0% of the value of the underlying transaction.

“Maturity” means, with respect to any Debt, the date on which any principal of such Debt becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means:

(a)                                 with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of:

(i)                                     brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel, accountants, investment banks and other consultants) related to such Asset Sale;

(ii)                                  provisions for all taxes paid or payable, or required to be accrued as a liability under IFRS as a result of such Asset Sale;

(iii)                               all distributions and other payments required to be made to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale; and

(iv)                              appropriate amounts required to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve in accordance with IFRS against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; and

(b)                                 with respect to any capital contributions, issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under Section 4.07 hereof, the proceeds of such issuance or sale in the form of cash or Cash

Equivalents, payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Issuer or any Restricted Subsidiary), net of attorney’s fees, accountant’s fees and brokerage, consultation, underwriting and other fees and expenses actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of thereof.

“Non-Guarantor Debt” means, for any Non-Guarantor Subsidiary, Debt attributable to such Non-Guarantor Subsidiary.

“Non-Guarantor Subsidiary” means an OpCo Restricted Subsidiary that is not a 10.25% Notes Guarantor.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, any Additional Notes and any PIK Notes will be treated as a single class of securities for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes will include the Initial Notes, any Additional Notes and any PIK Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Debt.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Offering Memorandum” means the offering memorandum dated February 1, 2013, relating to the offering of the Initial Notes.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, a Restricted Subsidiary or a Surviving Entity, as the case may be, who are authorized to represent the relevant Person and delivered to the Trustee.

“OpCo” means Nord Anglia Education (UK) Holdings plc.

“OpCo Restricted Subsidiary” means any Subsidiary of OpCo that is a Restricted Subsidiary.

“OpCo Unrestricted Subsidiary” means any Subsidiary of OpCo other than an OpCo Restricted Subsidiary.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, will include Euroclear and Clearstream).

“Pari Passu Debt” means Senior Debt including, without limitation, (a) any Debt of the Issuer that ranks equally in right of payment with the Notes or any Debt of OpCo that ranks equally in right of payment with the 10.25% Notes or (b) with respect to any Guarantee of the 10.25% Notes, any Debt that ranks equally in right of payment to such Guarantee of the 10.25% Notes.

“Partial PIK Interest” has the meaning set forth in Exhibit A hereto.

“Permitted Business” means any business related, ancillary or complementary to the business of the Issuer and the Restricted Subsidiaries on the Issue Date or the 10.25% Notes Issue Date.

“Permitted Holders” means (i) Baring Private Equity Asia III Holding (5) Limited, Baring Private Equity Asia IV Holding (7) Limited, Premier Education Co-Investment Limited and Premier Education Co-Investment II Limited, (ii) any Affiliate or Related Person of any Person named in clause (i) of this definition and/or (iii) any successor to any Person described in clause (i) or (ii) of this definition.

“Permitted Investments” means any of the following:

(a)                                 Investments in cash or Cash Equivalents;

(b)                                 intercompany Debt to the extent permitted under Section 4.09(b)(4) hereof;

(c)                                  Investments in: (i) OpCo, (ii) a 10.25% Notes Guarantor, (iii) a Restricted Subsidiary that is not a 10.25% Notes Guarantor, provided that in the case of such Restricted Subsidiary, such Investment complies with Section 4.11(a)(1) hereof or (iv) another Person if as a result of such Investment such other Person becomes a 10.25% Notes Guarantor or such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Issuer or a 10.25% Notes Guarantor;

(d)                                 Investments made by the Issuer or any Restricted Subsidiary as a result of or received in connection with an Asset Sale permitted under or made in compliance with Section 4.10 hereof to the extent such Investments are non-cash proceeds permitted thereunder;

(e)                                  expenses or advances to cover payroll, travel entertainment, moving, other relocation and similar matters that are expected at the time of such advances to be treated as expenses in accordance with IFRS;

(f)                                   Investments in the Notes or the 10.25% Notes and any other Senior Debt of the Issuer or of OpCo or a Restricted Subsidiary that is a 10.25% Notes Guarantor;

(g)                                  Investments existing, or made pursuant to legally binding commitments in existence, at the Issue Date or the 10.25% Notes Issue Date and any Investment that amends, extends, renews, replaces or refinances an Investment existing on the Issue Date or the 10.25% Notes Issue Date; provided that such new Investment is on terms and conditions no less favorable to the Issuer or the applicable Restricted Subsidiary than the Investment being amended, extended, renewed, replaced or refinanced;

(h)                                 Investments in Hedging Agreements permitted under Section 4.09(b)(7) hereof;

(i)                                     Management Advances;

(j)                                    Investments in a Person to the extent that the consideration therefor consists of the Issuer’s Qualified Capital Stock or the net proceeds of the substantially concurrent issue and sale (other than to any Subsidiary) of shares of the Issuer’s Qualified Capital Stock;

(k)                                 (i) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts and (ii) any Investments received in compromise of obligations, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, trade debtor or customer;

(l)                                     advances made to contractors, vendors, distributors, manufacturers or suppliers, including advance payments for the acquisition of assets, equipment, machinery, consumables, supplies or services, in each case in the ordinary course of business and dischargeable in accordance with customary trade terms;

(m)                             pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12 hereof;

(n)                                 receivables owing to the Issuer or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(o)                                 deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(p)                                 lease, utility and workers’ compensation, performance and similar deposits or advances made in the ordinary course of business;

(q)                                 deposits made in connection with the acquisition of real property or land use rights;

(r)                                    an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary; and

(s)                                   other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (s) that are at the time outstanding, not to exceed US$15,000,000 (or the Dollar Equivalent thereof).

“Permitted Liens” means the following types of Liens:

(a)                                 Liens (other than Liens securing Debt under the Revolving Credit Facility) existing as of the Issue Date;

(b)                                 Liens on any property or assets of a Restricted Subsidiary granted in favor of the Issuer or any Restricted Subsidiary;

(c)                                  Liens on any of the Issuer’s or any Restricted Subsidiary’s property or assets to secure the Notes, including the PIK Notes;

(d)                                 any interest or title of a lessor under any Capitalized Lease Obligation and Liens to secure Debt (including Capitalized Lease Obligations) of the types permitted by Section 4.09(b)(5) hereof covering only the equipment, property or assets acquired with such Debt and any improvements thereon, to the extent the related Debt may be Incurred under this Indenture;

(e)                                  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business in accordance with the Issuer’s or such Restricted Subsidiary’s past practices prior to the Issue Date;

(f)                                   statutory Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen, employees, pension plan administrators or other like Liens arising in the ordinary course of the Issuer’s or any Restricted Subsidiary’s business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made and Liens arising solely by virtue of any statutory or common law provisions relating to attorney’s liens or bankers’ liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depositary institution;

(g)                                  Liens for taxes, assessments, government charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as will be required in conformity with IFRS will have been made;

(h)                                 Liens Incurred or deposits made to secure the performance of tenders, bids or trade or government contracts, or to secure statutory or regulatory obligations, bankers’ acceptances (not issued to support Debt for borrowed money), surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business;

(i)                                     zoning restrictions, easements, licenses, reservations, title defects, rights-of-way, utilities, sewers, electrical lines, telephone lines, telegraph wires, restrictions, encroachments and other similar charges, encumbrances or title defects incurred in the ordinary course of business that do not in the aggregate materially interfere with the ordinary conduct of the business of the Issuer and its Restricted Subsidiaries on the properties subject thereto, taken as a whole;

(j)                                    (i) Liens arising out of judgments or awards not constituting an Event of Default and (ii) Liens arising by reason of any judgment, decree or order of any court as long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree or order will not have been finally terminated or the period within which such proceedings may be initiated will not have expired;

(k)                                 Liens on property of, or on shares of Capital Stock or Debt of, any Person existing at the time such Person is acquired by, merged with or into or consolidated with, the Issuer or any Restricted Subsidiary (or at the time the Issuer or a Restricted Subsidiary acquires such property, Capital Stock or Debt); provided that such Liens: (i) do not extend to or cover any property or assets of the Issuer or any Restricted Subsidiary other than the property or assets acquired or than those of the Person merged into or consolidated with the Issuer or Restricted Subsidiary and (ii) were created prior to, and not in connection with or in contemplation of, such acquisition, merger, consolidation, amalgamation or other combination;

(l)                                     Reserved;

(m)                             Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or other insurance;

(n)                                 Liens Incurred in connection with any cash or treasury management program, or cash pooling, netting or set off arrangements, in each case established in the ordinary course of business for the Issuer’s benefit or that of any Restricted Subsidiary;

(o)                                 Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

(p)                                 any extension, renewal or replacement, in whole or in part, of any Lien; provided that any such extension, renewal or replacement will be no more restrictive in any material respect than the Lien so extended, renewed or replaced and will not extend in any material respect to any additional property or assets;

(q)                                 Liens securing Debt Incurred to refinance Debt that has been secured by a Lien permitted by this Indenture; provided that: (i) any such Lien will not extend to or cover any assets not securing the Debt so refinanced and (ii) the Debt so refinanced will have been permitted to be Incurred;

(r)                                    Liens with respect to obligations (other than for the borrowing of money) that do not exceed US$10,000,000 (or the Dollar Equivalent thereof) at any one time outstanding;

(s)                                   Liens made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Issuer or any Restricted Subsidiary, including rights of offset and set-off;

(t)                                    Liens resulting from escrow arrangements entered into in connection with the disposition of assets;

(u)                                 any right of refusal, right of first offer, option or other arrangement to sell or otherwise dispose of an asset of OpCo or any OpCo Restricted Subsidiary;

(v)                                 any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(w)                               leases or subleases granted to others that in the aggregate do not materially interfere with the ordinary course of business of the Issuer and the Restricted Subsidiaries, taken as a whole;

(x)                                 Liens Incurred on one or more bank accounts to secure Bank Deposit Debt;

(y)                                 Liens Incurred or deposits made to secure Entrusted Loans;

(z)                                  Liens on assets of a Non-Guarantor Subsidiary to secure Debt of such Non-Guarantor Subsidiary or any other Non-Guarantor Subsidiary;

(aa)                          Liens on deposits made in order to secure the performance of OpCo or any OpCo Restricted Subsidiary in connection with the acquisition of real property or land use rights and not securing Debt of the Issuer or any Restricted Subsidiary;

(bb)                          Liens to secure Debt permitted by Section 4.09(b)(17) hereof; and

(cc)                            Liens on assets of OpCo or a 10.25% Notes Guarantor to secure Debt of OpCo or any such 10.25% Notes Guarantor that is permitted by Section 4.09(b)(22) hereof;

(dd)                          Liens securing:

(i)                                     Pari Passu Debt of OpCo or an OpCo Restricted Subsidiary that is permitted to be incurred under Section 4.09(b)(1) or Section 4.09(b)(2) hereof (which in the case of Senior Debt under Section 4.09(b)(1) hereof may have priority in an intercreditor waterfall);

(ii)                                  Pari Passu Debt of OpCo or an OpCo Restricted Subsidiary that is permitted to be Incurred under Section 4.09(b)(5) hereof;

(iii)                               Pari Passu Debt of OpCo or a 10.25% Notes Guarantor that is permitted to be incurred under Section 4.09(a) or Section 4.09(b)(22) hereof;

(iv)                              any obligations under Currency Agreements or Interest Rate Agreements permitted under Section 4.09(b)(7) hereof, as long as the related Debt is permitted to be incurred under this Indenture; or

(v)                                 any Permitted Refinancing Debt thereof.

“Permitted Ordinary Course Liens” means Liens described in clauses (a), (g), (j), (k) and (v) of the definition of “Permitted Liens.”

“Permitted Refinancing Debt” means any renewals, extensions, substitutions, defeasances, discharges, refinancings or replacements (each, for purposes of this definition and Section 4.09(b)(10) hereof, a “refinancing”) of any Debt of the Issuer or a Restricted Subsidiary or pursuant to this definition, including any successive refinancings, as long as:

(a)                                 such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of: (i) the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being refinanced and (ii) an amount necessary to pay all accrued interest on such Debt and any fees and expenses, including premiums and defeasance costs, related to such refinancing;

(b)                                 such new Debt, determined as of the date of Incurrence of such new Debt, does not mature prior to the earlier of the final maturity date of the Notes and the Stated Maturity of the Debt to be refinanced, and the Average Life of the portion, if any, of such new Debt that is scheduled to mature on or prior to the final maturity date of the Notes is at least equal to the remaining Average Life of the portion of the Debt to be refinanced that is scheduled to mature on or prior to the final maturity date of the Notes;

(c)                                  if the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced is subordinated in right of payment to the Notes, such Permitted Refinancing Debt is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced;

(d)                                 the new Debt is not senior in right of payment to the Debt that is being refinanced; and

(e)                                  such Debt is Incurred either by the Issuer or by the Restricted Subsidiary who is the obligor in relation to the Debt being renewed, extended, substituted, defeased, discharged, refinanced or replaced, provided that Permitted Refinancing Debt will not include Debt of any Restricted Subsidiary that refinances Debt of an Unrestricted Subsidiary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“PIK Interest” means interest on the Notes which is paid, at the Issuer’s election, by increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“PIK Notes” means additional Notes issued in connection with a PIK Payment under this Indenture on the same terms and conditions as the Initial Notes issued on the Issue Date.

“PIK Payment” means any interest payment with respect to the Notes made by increasing the outstanding principal amount of the Notes or issuing PIK Notes.

“PRC” means the People’s Republic of China, excluding (solely for purposes of this definition) the Hong Kong Special Administrative Region, the Macau Special Administrative Region and Taiwan.

“Pre-Expansion European Union” means Austria, Belgium, Denmark, Finland, France, Germany, Luxembourg, the Netherlands, Sweden and the United Kingdom.  For the avoidance of doubt, such countries will not include (i) Greece, Ireland, Italy, Portugal and Spain or (ii) any country that became or becomes a member of the European Union after January 1, 2004.

“Preferred Stock” means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person, whether now outstanding or issued after the Issue Date and including, without limitation, all classes and series of preferred or preference stock of such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1)(A) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“pro forma” means, with respect to any calculation made or required to be made pursuant to the terms of the Notes, a calculation made in good faith by the Issuer.

“Public Market” means any time after:

(a)                                 a public Equity Offering has been consummated; and

(b)                                 either:

(i)                                     20% or more of the total issued and outstanding shares of common stock or common Equity Interests of the IPO Entity as of the date of such offering, or

(ii)                                  shares of common stock or other common Equity Interests of the IPO Entity with a market value in excess of $150,000,000 as of the date of such Equity Offering have been distributed to investors other than the Permitted Holders, any Related Person or any other direct or indirect shareholders of the Issuer as of the date of the Equity Offering.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

“Redeemable Capital Stock” means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Issuer in circumstances in which the Holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would constitute Qualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of any “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes will not constitute Redeemable Capital Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained Sections 4.10 and 4.14 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Issuer’s repurchase of such Notes as are required to be repurchased pursuant to Sections 4.10 and 4.14 hereof.

“refinance” means to refinance, repay, prepay, replace, renew or refund.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with the Custodian and registered in the name of the Depositary or its nominee, that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Regulation S.

“Related Person” with respect to any Permitted Holder means:

(a)                                 any controlling equity-holder or majority (or more) owned Subsidiary of such Permitted Holder;

(b)                                 in the case of any individual, any spouse, family member or relative of such individual, any trust or partnership for the benefit of one or more of such individuals and any such spouse, family member or relative, or the estate, executor, administrator, committee, legal representative or beneficiaries of any thereof;

(c)                                  any trust, corporation, partnership or other Person for which one or more of the Permitted Holders and other Related Persons of any thereof constitute the beneficiaries, stockholders, partners or owners thereof, or persons beneficially holding in the aggregate a majority (or more) controlling interest therein; or

(d)                                 any investment fund or vehicle managed, sponsored or advised by such Permitted Holder on their behalf or any successor thereto or by any Affiliate of such Permitted Holder on their behalf or any such successor.

“Replacement Assets” means, on any date, property or assets (other than current assets) of a nature or type that are used in a Permitted Business, including the Capital Stock of any Person holding such property or assets that is primarily engaged in a Permitted Business and is, or will, upon the acquisition by the Issuer or any of its Restricted Subsidiaries of such Capital Stock, become, a Restricted Subsidiary.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor of the Trustee) including any managing director, director, vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and, in each case, who will have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means any Investment other than a Permitted Investment.  “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Issuer that is not an Unrestricted Subsidiary.

“Revolving Credit Facility” means that certain facilities agreement (as amended from time to time), dated March 21, 2012 between, among others, OpCo, the 10.25% Notes Guarantors, Nord Anglia Education, Inc., Barclays Corporate and Barclays Bank plc, and all documentation relating thereto, including collateral documents, letter of credit and guarantees, as such documentation, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time, in each case under one or more credit facilities for working capital purposes where the Debt Incurred thereunder has a maturity of one year or less.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee, that will be issued in an initial amount equal to the principal amount of the Notes initially resold in reliance on Rule 144A.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property (whether real, personal or mixed), now owned or hereafter acquired whereby the Issuer or any Restricted Subsidiary transfers such property to another Person and the Issuer or any Restricted Subsidiary leases it from such Person.

“S&P” means Standard and Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the SEC thereunder.

“Senior Debt” means (i) any Debt of the Issuer or of OpCo or of any 10.25% Notes Guarantor that is either secured or not Subordinated Debt and (ii) any Non-Guarantor Debt other than Non-Guarantor Debt Incurred pursuant to Section 4.09(b)(4) hereof.

“SGX-ST” means Singapore Exchange Securities Trading Limited.

“Significant Subsidiary” means, at any time a Subsidiary of the Issuer which (i) has earnings before interest, tax, depreciation and amortization calculated on the same basis as Consolidated EBITDA (calculated on a consolidated basis if such Subsidiary has any Subsidiaries) representing 7.5% or more of the Consolidated EBITDA of the Issuer and its Subsidiaries or (ii) has total assets (calculated on a consolidated basis if such Subsidiary has any Subsidiaries) representing 7.5% or more of Total Assets.

“Stated Maturity” means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest, respectively, is due and payable, and, when used with respect to any other debt, means the date specified in the instrument governing such debt as the fixed date on which the principal of such debt, or any installment of interest thereon, is due and payable.

“Sterling” means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

“Subordinated Debt” means Debt of the Issuer or OpCo that is subordinated in right of payment to the Notes or the 10.25% Notes, respectively, including any Subordinated Shareholder Funding.

“Subordinated Shareholder Funding” means, collectively, any Debt provided to the Issuer by any direct or indirect Holding Company of the Issuer (or any Affiliate of any such Holding Company) or any Permitted Holder; provided that such Subordinated Shareholder Funding:

(a)                                 does not (including upon the happening of any event) mature or require any amortization or other payment of principal prior to the first anniversary of the maturity of the Notes(other than through conversion or exchange for Equity Interests of the Issuer (other than Redeemable Capital Stock) or for any other security or instrument meeting the requirements of this definition);

(b)                                 does not (including upon the happening of any event) require the payment of cash interest prior to the first anniversary of the Stated Maturity of the Notes;

(c)                                  does not (including upon the happening of any event) provide for the acceleration of its maturity nor confers on its holders any right (including upon the happening of any event) to declare a default or event of default or take any enforcement action, in each case, prior to the first anniversary of the Stated Maturity of the Notes;

(d)                                 is not secured by a Lien on any assets of the Issuer or a Restricted Subsidiary and is not guaranteed by any Subsidiary of the Issuer (except a guarantee that otherwise meets the terms of this definition);

(e)                                  is subordinated in right of payment to the prior payment in full in cash of the Notes in the event of any default, bankruptcy, reorganization, liquidation, winding up or other disposition of assets of the Issuer;

(f)                                   does not (including upon the happening of any event) restrict the payment of amounts due in respect of the Notes or compliance by the Issuer with its obligations under the Notes and this Indenture;

(g)                                  does not (including upon the happening of an event) constitute Voting Stock; and

(h)                                 is not (including upon the happening of any event) mandatorily convertible or exchangeable, or convertible or exchangeable at the option of the holder, in whole or in part, prior to the Stated Maturity of the Notes other than into or for Capital Stock (other than Redeemable Capital Stock) of the Issuer, provided, however, that upon any event or circumstance that results in such Debt ceasing to qualify as Subordinated Shareholder Funding, such Debt will constitute an Incurrence of such Debt by the Issuer.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity:

(a)                                 a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person;

(b)                                 whose financial statements are consolidated with those of such Person in accordance with IFRS; or

(c)                                  in which such Person, one or more Subsidiaries of such Person or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Total Assets” means the consolidated total assets of OpCo and its Restricted Subsidiaries as shown on the most recent balance sheet (excluding the notes thereto) of OpCo; provided that, for purposes of Section 4.09(b)(5) hereof, “Total Assets” will be calculated after giving pro forma effect to include the cumulative value of all of the assets, property or equipment the acquisition, construction, improvement or development of which involves the calculation of Total Assets, as measured by the purchase price or cost therefor or budgeted cost determined in good faith by OpCo or a Restricted Subsidiary.

“Transactions” has the meaning assigned in the 10.25% Notes Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such date of United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date the redemption notice is mailed (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2015; provided, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Citicorp International Limited, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means:

(a)                                 any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer’s Board of Directors pursuant to Section 4.19 hereof); and

(b)                                 any Subsidiary of an Unrestricted Subsidiary.

“U.S. dollars”, “US$” or “$” means the lawful currency of the United States of America.

“U.S. Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees (or Persons performing similar functions) of any Person (irrespective of whether or not, at the time, stock of any other class or classes will have, or might have, voting power by reason of the happening of any contingency).

Section 1.02                             Other Definitions.

Defined in
Term	Section
“Additional Amounts”	4.22
“Authenticating Agent”	2.02
“Authentication Order”	2.02
“Authorized Agent”	13.06
“Change in Tax Law”	3.08
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Excess Proceeds Offer”	4.10
“Incur”	4.09
“Incurrence”	4.09
“Initial Agreement”	4.08
“Legal Defeasance”	8.02
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Purchase Date”	3.10
“Register”	2.03
“Registrar”	2.03
“Relevant Payment Date”	4.22

Defined in
Term	Section
“Relevant Taxing Jurisdiction”	4.22
“Restricted Payment”	4.07
“Restricted Payments”	4.07
“Surviving Entity”	5.01
“Taxes”	4.22
“Tax Redemption Date”	3.08
“Transfer Agent”	2.03

Section 1.03                             Rules of Construction.

Unless the context otherwise requires:

(a)                                 a term has the meaning assigned to it;

(b)                                 an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(c)                                  “or” is not exclusive;

(d)                                 words in the singular include the plural, and in the plural include the singular;

(e)                                  “will” shall be interpreted to express a command;

(f)                                   provisions apply to successive events and transactions;

(g)                                  references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(h)                                 all references to the principal, premium, interest or any other amount payable pursuant to this Indenture will be deemed also to refer to any Additional Amounts which may be payable hereunder in respect of payments of principal, premium, interest and any other amounts payable pursuant to this Indenture or any undertakings given in addition thereto or in substitution therefor pursuant to this Indenture and express reference to the payment of Additional Amounts in any provisions hereof will not be construed as excluding Additional Amounts in those provisions hereof where such express reference is not made;

(i)                                     unsecured Debt shall not be deemed to be subordinate or junior to secured Debt merely by virtue of its nature as unsecured Debt; and

(j)                                    this Indenture will not treat Debt as subordinated or junior to any other Debt merely because it has a junior priority with respect to security in the same collateral or is subject to other contractual arrangements with respect to the priority of collateral or the proceeds of such collateral.

ARTICLE 2
THE NOTES

Section 2.01                             Form and Dating.

(a)                                 General.  The Notes and the Trustee’s or Authenticating Agent’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage and as provided herein.  The Issuer will approve the form of the Notes and any notation, legend or endorsement thereon.  Each

Note will be dated the date of its authentication.  The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and be controlling. In addition, in connection with the payment of PIK Interest in respect of the Notes, the Issuer is entitled to, without the consent of the Holders, and without regard to Section 4.09, increase the outstanding principal amount of the Notes or issue PIK Notes under this Indenture on the same terms and conditions as the Notes offered hereby.  The Notes offered by the Issuer, the PIK Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase.  Unless the context requires otherwise, references to the “Notes” for all purposes of this Indenture include any PIK Notes and Additional Notes that are actually issued, and references to “principal amount” of the Notes includes any increase in the principal amount of the outstanding Notes as a result of a PIK Payment.

(b)                                 Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each will provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases and cancellations.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, or the Custodian or the Paying Agent at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)                                  Rule 144A Global Notes and Regulation S Global Notes.  Notes sold within the United States to QIBs pursuant to Rule 144A under the Securities Act will be issued initially in the form of a Rule 144A Global Note, which will be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, or the Custodian or the Paying Agent at the directions of the Trustee, as hereinafter provided.

Notes offered and sold in reliance on Regulation S will be issued initially in the form of a Regulation S Global Note, which will be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the Authenticating Agent as hereinafter provided.  The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, or the Custodian or the Paying Agent at the directions of the Trustee, as hereinafter provided.

(d)                                 Definitive Notes.  Definitive Notes issued upon transfer of a Book-Entry Interest or a Definitive Note, or in exchange for a Book-Entry Interest or a Definitive Note, will be issued in accordance with this Indenture.  Notes issued in definitive registered form will be substantially in the form of Exhibit A hereto (excluding the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” in the form attached thereto).

(e)                                  Book-Entry Provisions.  The Applicable Procedures will be applicable to Book-Entry Interests in the Global Notes that are held by Participants through DTC, Euroclear or Clearstream.

(f)                                   Denominations.  The Notes will be in denominations of $200,000 and integral multiples of $1,000 in excess thereof.  Any PIK Payments on the Notes will be made in denominations of $1.00 and any integral multiples of $1.00 in excess thereof.

Section 2.02                             Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or the Authenticating Agent.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Note will have been authenticated and delivered hereunder but never issued and sold by the Issuer, the Issuer will deliver such Note to the Trustee for cancellation pursuant to Section 2.11 hereof.

The Trustee will, upon receipt of a written order of the Issuer signed by an authorized representative (an “Authentication Order”), authenticate or cause the Authenticating Agent to authenticate the Notes for original issue that may be validly issued under this Indenture, including (i) any Additional Notes and (ii) any PIK Notes issued in payment of PIK Interest or Partial PIK Interest.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint one or more authentication agents (each, an “Authenticating Agent”) acceptable to the Issuer to authenticate Notes.  Such an agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An Authenticating Agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.  The Trustee hereby appoints Citicorp International Limited as Authenticating Agent with respect to the Notes.  Citicorp International Limited hereby accepts such appointment and the Issuer hereby confirms that such appointment is acceptable to it.

Section 2.03                             Paying Agent, Registrars and Transfer Agents.

The Issuer will maintain one or more paying agents (each, a “Paying Agent”), one of whom may be designated principal paying agent (the “Principal Paying Agent”), for the Notes.  If the Issuer maintains a Paying Agent with respect to the Notes in a member state of the European Union, such Paying Agent will be located in a member states of the European Union that is not obligated to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with or introduced in order to conform to, such directive or such other directive.  The initial Principal Paying Agent will be Citibank, N.A., London Branch, which hereby accepts such appointment.

The Issuer will also maintain one or more registrars (each, a “Registrar”) and a transfer agent (each, a “Transfer Agent”).  The Issuer hereby appoints as initial Registrar Citigroup Global Markets Deutschland AG, which hereby accepts such appointment.  The Issuer hereby appoints as the initial Transfer Agent Citibank, N.A., London Branch, which hereby accepts such appointment.

The Registrar and the Transfer Agent will maintain a register (the “Register”) reflecting ownership of Definitive Notes outstanding from time to time and will make payments on and facilitate transfer of Definitive Notes on the behalf of the Issuer and will send a copy of the Register to the Issuer on the Issue Date and after any change to the Register made by the Registrar, with such copy to be held by the Issuer and at its registered office.  In the case of discrepancies between the Register and the register held by the Issuer at its registered office, the registrations in the register held by the Issuer at its registered office will prevail.

Upon written notice to the Trustee, the Issuer may change the Paying Agent, Registrar or Transfer Agent without prior notice to the Holders.  In addition, the Issuer or any of its Subsidiaries may act as Paying Agent in connection with the Notes other than for the purposes of effecting a redemption under Section 3.07 hereof or an offer to purchase the Notes described under Section 4.10 or Section 4.14 hereof.

Section 2.04                             Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee and the initial Paying Agent to agree in writing that each Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of (and premium or Additional Amounts, if any) or interest on the Notes, and will notify the Trustee in writing of any Default by the Issuer in making any such payment.  While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary of the Issuer) will have no further liability for the money.  If the Issuer or a Subsidiary of the Issuer acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any insolvency, bankruptcy or reorganization proceedings relating to the Issuer (including, without limitation, its bankruptcy, voluntary or judicial liquidation, composition with creditors, reprieve from payment, controlled management, fraudulent conveyance, general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally), the Trustee will serve as Paying Agent for the Notes.  The Issuer will provide funds to the Paying Agent no later than 10:00 a.m. (London time) on the Business Day prior to the day on which the Paying Agent is to make payment.  In addition, the Issuer shall cause the bank effecting payment for it to confirm, before 10:00 a.m. (London time) on the third Business Day before each interest payment date, by tested telex or authenticated SWIFT message to the Paying Agent, the payment instructions relating to such payment.  A Paying Agent will not be obliged to pay the Holders of the Notes (or make any other payment) unless and until such time as it has confirmed receipt of funds sufficient to make the relevant payment.

Section 2.05                             Holder Lists.

The Registrar will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee or the Paying Agent is not the Registrar, the Issuer will furnish or cause the Registrar to furnish, to the Trustee and each Paying Agent at least seven Business Days before each payment date and at such other times as the Trustee or the Paying Agent may request in writing, a list of the names and addresses of the Holders in such form and as of such date as the Trustee or the Paying Agent may reasonably require.

Section 2.06                             Transfer and Exchange.

(a)                                 Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by a Depositary to a Custodian or a nominee of such Custodian, by a Custodian or a nominee of such Custodian to such Depositary or to another nominee or Custodian of such Depositary, or by such Custodian or Depositary or any such nominee to a successor Depositary or Custodian or a nominee thereof.

All Global Notes will be exchanged by the Issuer for Definitive Notes:

(1)                                 if DTC notifies the Issuer that it is unwilling or unable to continue to act as Depositary and a successor Depositary is not appointed by the Issuer within 90 days;

(2)                                 in whole, but not in part, if the Issuer so requests; or

(3)                                 there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in clauses (1) through (3) above, the Issuer will issue or cause to be issued Definitive Notes in such names as the relevant Depositary will instruct the Trustee.

Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, Book-Entry Interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c) hereof.

(b)                                 General Provisions Applicable to Transfer and Exchange of Book-Entry Interests in the Global Notes.

The transfer and exchange of Book-Entry Interests will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Transfers of Book-Entry Interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of Book-Entry Interests for Book-Entry Interests also will require compliance with either subparagraph (b)(1) or (b)(2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                 Transfer of Book-Entry Interests in the Same Global Note.  Book-Entry Interests in a Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, Book-Entry Interests in the Regulation S Global Notes will be limited to persons that have accounts with DTC, Euroclear or Clearstream or persons who hold interests through DTC, Euroclear or Clearstream, and any sale or transfer of such interest to U.S. Persons will not be permitted during the Restricted Period unless such resale or transfer is made pursuant to Rule 144A.  Book-Entry Interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note.  No written orders or instructions will be required to be delivered to the Trustee to effect the transfers described in this Section 2.06(b)(1).

(2)                                 All Other Transfers and Exchanges of Book-Entry Interests in Global Notes.  A holder may transfer or exchange a Book-Entry Interest in Global Notes in a transaction not subject to Section 2.06(b)(1) hereof only if the Trustee and the Registrar or the Transfer Agent (copied to the Trustee) receives either:

(A)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to credit or cause to be credited a Book-Entry Interest in another Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary in accordance with the Applicable Procedures containing information regarding the Participant’s account to be credited with such increase; or

(B)                               both:

(i)                                     a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing such Depositary to cause to be issued a Definitive Note in an amount equal to the Book-Entry Interest to be transferred or exchanged; and

(ii)                                  instructions given by the Depositary to the Registrar containing information specifying the identity of the Person in whose name such Definitive Note will be registered to effect the transfer or exchange referred to in (i) above, the principal amount of such securities and the CUSIP, ISIN, Common Code or other similar number identifying the Notes,

(3)                                 Transfer of Book-Entry Interests to Another Restricted Global Note.  A Book-Entry Interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(A)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)                               if the transferee will take delivery in the form of a Book-Entry Interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)                                 Transfer and Exchange of Book-Entry Interests in a Restricted Global Note for Book-Entry Interests in an Unrestricted Global Note.  A Book-Entry Interest in any Restricted Global Note may be exchanged by any holder thereof for a Book-Entry Interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(i)                                     if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Book-Entry Interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)                                  if the holder of such Book-Entry Interest in a Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Book-Entry Interests transferred pursuant to this Section 2.06(b)(4).

(c)                                  Transfer or Exchange of Book-Entry Interests for Definitive Notes.

(1)                           Book-Entry Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)                               if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Book-Entry Interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Book-Entry Interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Book-Entry Interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Book-Entry Interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a Book-Entry Interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a Book-Entry Interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)                                  Book-Entry Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a Book-Entry Interest in a Restricted Global Note may exchange such Book-Entry Interest for an Unrestricted Definitive Note or may transfer such Book-Entry

Interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)                               if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)                               if the holder of such Book-Entry Interest in a Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                        Book-Entry Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a Book-Entry Interest in an Unrestricted Global Note proposes to exchange such Book-Entry Interest for a Definitive Note or to transfer such Book-Entry Interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such Book-Entry Interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a Book-Entry Interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)                                 Transfer and Exchange of Definitive Notes for Book-Entry Interests.

(1)                                  Restricted Definitive Notes to Book-Entry Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)                               if the Holder of such Restricted Definitive Note proposes to exchange such Note for a Book-Entry Interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)                               if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)                               if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)                               if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)                                if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)                                 if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)                                  Restricted Definitive Notes to Book-Entry Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)                               if the Holder of such Definitive Notes proposes to exchange such Notes for a Book-Entry Interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)                               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Book-Entry Interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                                  Unrestricted Definitive Notes to Book-Entry Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a Book-Entry Interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a Book-Entry Interest is effected pursuant to paragraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)                                  Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                                  Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)                               if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                               if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                               if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                                  Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)                               if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)                               if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case, if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)                                   Legends.  The following legends will appear on the face of all Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                                 Private Placement Legend.

(A)                               Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or in substitution thereof) will bear a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS, AND ACCORDINGLY, NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED OR SOLD WITHIN THE UNITED STATES IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(d) UNDER THE SECURITIES ACT AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (I) TO NORD ANGLIA EDUCATION, INC. OR ANY SUBSIDIARY THEREOF; (II) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; (IV) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE); (V) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (PROVIDED THAT THE ISSUER OR THE TRUSTEE MAY, IN CIRCUMSTANCES THAT ANY OF THEM DEEMS APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION); OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT SUCH CERTIFICATE TO THE TRUSTEE. EACH OWNER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS NOTE OR AN INTEREST IN THE NOTE EVIDENCED HEREBY, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS AND THAT NO REPRESENTATIONS CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION” AND “UNITED STATES” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO

REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

THE FOLLOWING INFORMATION IS SUPPLIED SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES. THIS NOTE WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”) WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AND THIS LEGEND IS REQUIRED BY SECTION 1275(C) OF THE CODE. HOLDERS MAY OBTAIN INFORMATION REGARDING THE AMOUNT OF OID, THE ISSUE PRICE, THE ISSUE DATE AND THE YIELD TO MATURITY RELATING TO THE NOTES BY CONTACTING THE ISSUER AT MAPLES CORPORATE SERVICES LIMITED, PO BOX 309, UGLAND HOUSE, GRAND CAYMAN, KY1-1104, CAYMAN ISLANDS.

(B)                               Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)                                 Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE TRANSFERRED OR EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.”

(g)                                  Cancellation and/or Adjustment of Global Notes.  At such time as all Book-Entry Interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note will be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any Book-Entry Interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction; and if the Book-Entry Interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a Book-Entry Interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Custodian at the direction of the Trustee to reflect such increase.

(h)                                 General Provisions Relating to Transfers and Exchanges.

(1)                                 To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee or the Authenticating Agent will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                                 No service charge will be made by the Issuer or the Registrar to a Holder of a Book-Entry Interest in a Global Note, a Holder of a Global Note or a Holder of a

Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp duty, stamp duty reserve, documentary or other similar tax or governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.10 and 4.14 hereof).

(3)                                 No Transfer Agent or Registrar will be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                                 All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                                 The Issuer will not be required to register the transfer into its register kept at its registered office of any Definitive Notes:   (A) for a period of 15 calendar days prior to any date fixed for the redemption of the Notes under Section 3.03 hereof;  (B) for a period of 15 calendar days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 calendar days prior to the record date with respect to any interest payment date or (D) which the Holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.  Any such transfer will be made without charge to the Holder, other than any taxes, duties and governmental charges payable in connection with such transfer.

(6)                                 The Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, interest and Additional Amounts, if any, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer will be affected by notice to the contrary.

(7)                                 All certifications, certificates and Opinions of Counsel required to be submitted to the Issuer, the Trustee or the applicable Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted initially by facsimile with originals to be delivered promptly thereafter to the Trustee.

Section 2.07                             Replacement Notes.

(a)                                 If any mutilated Note is surrendered to the Registrar, the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate or cause the Authenticating Agent to authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge the Holder for its expenses in replacing a Note, including reasonable fees and expenses of counsel.

(b)                                 Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08                             Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee or the Authenticating Agent except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer will not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.  If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.  If a Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09                             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10                             Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate or cause the Authenticating Agent to authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee or the Authenticating Agent will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11                             Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar, each Paying Agent and any Transfer Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer or a Subsidiary of the Issuer) and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act).  Certification of the destruction of all canceled Notes will be delivered to the Issuer following a written request from the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12                             Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee as soon as practicable in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to the Holders in accordance with Section 13.01 hereof a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13                             Further Issues.

(a)                                 In connection with the payment of PIK Interest on, and any Additional Amounts with respect to, the Notes, the Issuer is entitled, without the consent of the Holders, to issue Additional Notes or PIK Notes under this Indenture having the same terms and conditions as the Initial Notes as set forth below.  In addition, subject to compliance with Section 4.09 hereof, the Issuer may from time to time issue Additional Notes. In either case, such Additional Notes and PIK Notes shall rank pari passu with the Initial Notes and with the same terms as to status, redemption and otherwise as such Notes (save for payment of interest accruing prior to the issue date of such Additional Notes or PIK Notes, or for the first payment of interest following the issue date of such Additional Notes or PIK Notes). Any Additional Notes, any PIK Notes, the Initial Notes and any previously issued Additional Notes will be consolidated and treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase except as otherwise specified with respect to each series of Notes.

(b)                                 Following an increase in the principal amount of the outstanding Global Notes as a result of a payment of PIK Interest, the Global Notes will bear interest on such increased principal amount from and after the date of such payment.  Any PIK Notes issued in the form of Definitive Notes will be dated as of the applicable interest payment date and will bear interest from and after such date.

(c)                                  Whenever it is proposed to create and issue any Additional Notes (other than in connection with a payment of PIK Interest), the Issuer will give to the Trustee not less than three Business Days’ notice in writing of its intention to do so, stating the amount of Additional Notes proposed to be created and issued.

Section 2.14                             CUSIP, ISIN or Common Code Number.

The Issuer in issuing the Notes may use a “CUSIP”, “ISIN” or “Common Code” number and, if so, such CUSIP, ISIN or Common Code number will be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange will not be affected by any defect in or omission of such numbers.  In addition, in order for any Additional Notes or PIK Notes to have the same CUSIP, Common Code or ISIN, as applicable, as the Notes, such Additional Notes or PIK Notes must be fungible with the Notes for U.S. federal income tax purposes.

The Issuer will promptly notify the Trustee in writing of any change in the CUSIP, ISIN or Common Code number.

Section 2.15                             Deposit of Moneys.

Subject to Section 2 of the Notes, no later than 10:00 a.m. (London time) on the Business Day prior to each interest payment date, the maturity date of the Notes and each payment date relating to an Excess Proceeds Offer or a Change of Control Offer, and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.02 hereof, the Issuer will deposit with the Paying Agent, in immediately available funds, money in U.S. Dollars sufficient to make cash payments, if any, due on such day or date, as the case may be.  Subject to actual receipt of such funds as provided by this Section 2.15 by the designated Paying Agent, such Paying Agent will remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in paragraph 2 of the Notes.  The Issuer will promptly notify the Trustee and the Paying Agent of its failure to so act.

Section 2.16                             Agents.

(a)                                 The rights, powers, duties and obligations and actions of each Agent under this Indenture are several and not joint or joint and several.

(b)                                 The Issuer and the Agents acknowledge and agree that in the event of a Default or Event of Default, the Trustee may, by notice in writing to the Issuer and the Agents, require that the Agents act as agents of, and take instructions exclusively from, the Trustee.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01                             Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 or Section 3.08 hereof, it will deliver to the Trustee in accordance with Section 13.01 hereof, at least 30 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(a)                                 the clause of this Indenture pursuant to which the redemption will occur;

(b)                                 the redemption date and the record date;

(c)                                  the principal amount of Notes to be redeemed;

(d)                                 the redemption price; and

(e)                                  the CUSIP, ISIN or Common Code numbers of the Notes, as applicable.

Section 3.02                             Selection of Notes to Be Redeemed or Purchased.

If fewer than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select the Notes for redemption or purchase by a method that complies with the requirements, as certified to the Trustee by the Issuer, of the principal securities exchange, if any, on which the Notes are listed at such time or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot or such other method as the Trustee in its sole discretion deems fair and appropriate.  The Trustee will not be liable for selections made by it in accordance with this Section 3.02.  No Notes of $200,000 or less will be purchased or redeemed in part.

Notices of purchase or redemption will be given to each Holder pursuant to Sections 3.03 and 13.01 hereof.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed.  A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder upon cancellation of the original Note.

Notes called for redemption become due on the date fixed for redemption.  On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

In relation to Definitive Notes, a new Note in principal amount equal to the unpurchased or unredeemed portion of any Note purchased or redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note.  On or after any purchase or redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest will cease to accrue on Notes or portions thereof tendered for purchase or called for redemption.

Section 3.03                             Notice of Redemption.

(a)                                 At least 30 days but not more than 60 days before a redemption date, the Issuer will deliver, pursuant to Section 13.01 hereof, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

(b)                                 The notice will identify the Notes to be redeemed and corresponding CUSIP, ISIN or Common Code numbers, as applicable, and will state:

(1)                                 the redemption date and the record date;

(2)                                 the redemption price and the amount of accrued interest, if any, and Additional Amounts, if any, to be paid;

(3)                                 if any Global Note is being redeemed in part, the portion of the principal amount of such Global Note to be redeemed and that, after the redemption date upon surrender of such Global Note, the principal amount thereof will be decreased by the portion thereof redeemed pursuant thereto;

(4)                                 if any Definitive Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed, and that, after the redemption date, upon surrender of such Note, a new Definitive Note or Definitive Notes in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Definitive Note;

(5)                                 the name and address of the Paying Agent(s) to which the Notes are to be surrendered for redemption;

(6)                                 that Notes called for redemption must be surrendered to the relevant Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any, and Additional Amounts, if any;

(7)                                 that, unless the Issuer defaults in making such redemption payment, interest, and Additional Amounts, if any, on Notes called for redemption cease to accrue on and after the redemption date;

(8)                                 the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(9)                                 that no representation is made as to the correctness or accuracy of the CUSIP, ISIN or Common Code numbers, if any, listed in such notice or printed on the Notes.

(c)                                  At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense in accordance with Section 13.01 hereof; provided, however, that the Issuer will have delivered to the Trustee, at least ten days prior to the date the notice is required to be delivered pursuant to Section 3.03(a) hereof or such shorter period acceptable to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(b) hereof.

Section 3.04                             Effect of Notice of Redemption.

A notice of redemption may, at the Issuer’s discretion, be subject to satisfaction of one or more conditions precedent.  On and after a redemption date, unless the Issuer defaults in payment of the purchase or redemption price, interest will cease to accrue on such Notes or portion of them called for redemption.

Section 3.05                             Deposit of Redemption or Purchase Price.

(a)                                 No later than 10:00 a.m. (London time) on the Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money in U.S. Dollars sufficient to pay the redemption or purchase price of, and accrued interest and Additional Amounts (if any) on, all Notes to be redeemed on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent, as applicable, by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Amounts, if any, on, all Notes to be purchased or redeemed.

(b)                                 If the Issuer complies with the provisions of Section 3.05(a) hereof, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after a record date for the payment of interest but on or prior to the related interest payment date, then any accrued and unpaid interest will be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with Section 3.05(a) hereof, interest will be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06                             Notes Redeemed or Purchased in Part.

Upon surrender of a Definitive Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee or the Authenticating Agent will authenticate for (and in the name of) the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered; provided that any Definitive Note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof (or if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess with respect to a PIK Note).

Section 3.07                             Optional Redemption.

(a)                                 At any time prior to February 15, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 108.50% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, with the net proceeds from one or more Equity Offerings; provided, that:

(1)                                 at least 65% of the aggregate principal amount of Notes that were initially issued under this Indenture (excluding Notes held by the Issuer and its Subsidiaries) would remain outstanding immediately after the proposed redemption; and

(2)                                 the redemption occurs within 90 days after the closing of such Equity Offering.

(b)                                 In addition, at any time prior to February 15, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer may, on any one or more occasions, redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Redemption Premium and accrued and unpaid interest and Additional Amounts, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

(c)                                  Except pursuant to subsections (a) and (b) of this Section 3.07 and Section 3.08 hereof, the Notes will not be redeemable at the Issuer’s option prior to February 15, 2015.  At any time on or after February 15, 2015, and prior to maturity, upon not less than 30 nor more than 60 days’ notice, the Issuer may, on any one or more occasions, redeem all or part of the Notes.  These redemptions will be in amounts of $200,000 or integral multiples of $1,000 in excess thereof at the following redemption prices (or, if a PIK Payment has been made, in minimum denominations of $1.00 and any integral multiple of $1.00 in excess thereof in respect of PIK Notes) (in each case, expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, if redeemed during the 12-month period commencing on February 15 of the years set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Redemption Price
2015	103.00%
2016	101.00%
2017 and thereafter	100.00%

(d)                                 Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)                                  Any redemption pursuant to this Section 3.07 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.  Any redemption or notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.08                             Redemption Upon Changes in Withholding Taxes.

(a)                                 The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice (which notice will be irrevocable and given in accordance with Section 3.03 and Section 13.01 hereof) to the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the redemption date to be fixed by the Issuer (a “Tax Redemption Date”) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the Tax Redemption Date and Additional Amounts, if any, in respect thereof) if the Issuer is or, on the next date on which any amount would be payable in respect of the Notes, would be obliged to pay Additional Amounts in excess of the Additional Amounts that the Issuer was obligated to pay as of the Issue Date in respect of the Notes, which the Issuer cannot avoid by the use of reasonable measures available to it (including taking reasonable measures to make payment through a Paying Agent located in another jurisdiction), as a result of:

(1)                                 any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation that becomes effective on or after the date of this Indenture (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this Indenture, on or after such date; provided that there has been no formal proposal for such change or amendment the enactment of which was imminent when the jurisdiction became a Relevant Taxing Jurisdiction); or

(2)                                 any change in the official application, administration or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction) that becomes effective on or after the date of this Indenture (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of this Indenture, on or after such date; provided that there has been no formal proposal for such change or amendment the enactment of which was imminent when the jurisdiction became a Relevant Taxing Jurisdiction),

(each of the foregoing clauses (1) and (2), a “Change in Tax Law”).

(b)                                 Notwithstanding Section 3.08(a) hereof, no such notice of redemption will be given (a) earlier than 60 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes were then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts in accordance with the terms of this Indenture remains in effect.

(c)                                  Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee:

(1)                                 an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred (including that the obligation to pay such Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it); and

(2)                                 an opinion of independent tax counsel of recognized standing, qualified under the laws of the Relevant Taxing Jurisdiction to the effect that the Issuer is or would be obliged to pay such Additional Amounts as a result of a Change in Tax Law.

(d)                                 The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

Section 3.09                             Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, the Issuer may be required to offer to purchase the Notes as described under Section 4.10 and Section 4.14 hereof.  The Issuer and the Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

Section 3.10                             Excess Proceeds Offer.

(a)                                 In the event that, pursuant to Section 4.10 hereof, the Issuer is required to commence an Excess Proceeds Offer, it will follow the procedures specified in this Section 3.10.

(b)                                 Each Excess Proceeds Offer will be made to all Holders and, to the extent applicable, to all holders of Pari Passu Debt or Senior Debt, as applicable.  Each Excess Proceeds Offer will remain open for a period of at least 30 days and not more than 60 days following its commencement except to the extent that a longer period is required by the Exchange Act (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds to the purchase of the Notes and, if applicable, such other Pari Passu Debt or Senior Debt (on a pro rata basis based on the principal amount of the Notes and such other Pari Passu Debt or Senior Debt surrendered, if applicable or, if less than the Offer Amount has been tendered, all Notes and, if applicable, other Debt tendered in response to the Excess Proceeds Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(c)                                  If the Purchase Date is on or after a record date for the payment of interest and on or before the related payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

(d)                                 Upon the commencement of an Excess Proceeds Offer, the Issuer will send, by first class mail, a notice to the Trustee and each of the Holders with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer, as the case may be.  The notice, which will govern the terms of the Excess Proceeds Offer, will state:

(1)                                 that the Excess Proceeds Offer is being made pursuant to this Section 3.10 and Section 4.10 hereof and the length of time the Excess Proceeds Offer will remain open;

(2)                                 the Offer Amount, the purchase price and the Purchase Date;

(3)                                 that any Note not tendered or accepted for payment will continue to accrue interest;

(4)                                 that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest after the Purchase Date;

(5)                                 that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in integral multiples of $1,000 (provided that Notes of $200,000 or less may only be redeemed in whole and not in part) (or if a PIK Payment has been made, no PIK Notes of $1.00 or less may be partially redeemed);

(6)                                 that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer through the facilities of the Depositary, to the account of the Issuer, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(7)                                 that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                                 that, if the aggregate principal amount of Notes and, if applicable, other Pari Passu Debt or Senior Debt surrendered by holders thereof exceeds the Offer Amount,

the Issuer will select the Notes and such other Pari Passu Debt or Senior Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Debt or Senior Debt surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $1,000 or integral multiples thereof will be purchased (provided that Notes of $200,000 or less may only be redeemed in whole and not in part or if a PIK Payment has been made, no PIK Notes of $1.00 or less may be partially redeemed)); and

(9)                                 that Holders whose Definitive Notes were purchased only in part will be issued new Definitive Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

(e)                                  On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.10.  The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder in the manner specified in the Notes an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase.  In connection with any purchase of Global Notes pursuant hereto, the Trustee will endorse such Global Notes to reflect the decrease in principal amount of such Global Note resulting from such purchase.  In connection with any partial purchase of Definitive Notes, the Issuer will promptly issue a new Definitive Note, and the Trustee, upon written request from the Issuer, will procure the authentication of and mail or deliver such new Definitive Note to the tendering Holder, in a principal amount equal to any unpurchased portion of the Definitive Note surrendered.  Any Note tendered but not accepted will be promptly mailed or delivered by the Issuer to the Holder thereof.

(f)                                   Other than as specifically provided in this Section 3.10, any purchase pursuant to this Section 3.10 will be made pursuant to the provisions of Sections 3.01 through 3.06 hereof (it being understood that any purchase pursuant to this Section 3.10 will not be subject to conditions precedent).

ARTICLE 4
COVENANTS

Section 4.01                             Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture.  Principal, premium, if any, interest and Additional Amounts, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary of the Issuer, holds as of 10:00 a.m. (London time) one Business Day prior to the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Amounts, if any, then due.  If the Issuer or any of its Subsidiaries acts as Paying Agent, principal, premium, if any, interest and Additional Amounts, if any, will be considered paid on the due date if the entity acting as Paying Agent complies with Section 2.04 hereof.

Principal of, interest (other than PIK Interest), premium and Additional Amounts, if any, on the Notes will be payable at the corporate trust office or agency of the Paying Agent maintained in the City of London, for such purposes.  All payments on the Global Notes will be made by transfer of immediately available funds to an account of the Holder of the Global Notes in accordance with instructions given by that Holder.

Principal of, interest, premium and Additional Amounts, if any, on any Definitive Notes will be payable at the corporate trust office or agency of any Paying Agent in any location required to be maintained for such purposes pursuant to Section 2.03 hereof.  In addition, interest on Definitive Notes may be paid by check mailed to the person entitled thereto as shown on the Register for such Definitive Notes.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% per annum higher than the then applicable interest rate on the Notes to the extent lawful.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02                             Maintenance of Office or Agency.

The Issuer will maintain the offices and agencies specified in Section 2.03 and Section 13.06 hereof.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the trust office of the Trustee (the address of which is specified in Section 13.01 hereof).

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the City of London for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the trust office of the Trustee (the address of which is specified in Section 13.01 hereof) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03                             Reports.

(a)                                 As long as any Notes are outstanding, the Issuer will furnish to the Trustee (who, at the Issuer’s expense will furnish by mail to the Holders) and post on the website https://sf.citidirect.com/:

(1)                                within 120 days after the end of the Issuer’s fiscal year beginning with the fiscal year ended August 31, 2013, annual reports of OpCo containing: (i) information with a level of detail that is substantially comparable in all material respects to the sections in the Offering Memorandum entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and “Description of Other Material Indebtedness and Certain Financing Arrangements;” (ii) the audited consolidated balance sheet of each of the Issuer and OpCo as of the end of the most recent fiscal year and audited consolidated income statements and statements of cash flow of each of the Issuer and OpCo for the most recent two fiscal years, including appropriate footnotes to such financial statements, for and as of the end of such fiscal years and the report of the independent auditors on the financial statements and (iii) calculations of Consolidated EBITDA and Consolidated Interest Expense, in each case, for such fiscal year;

(2)                                 within 90 days following the end of the fiscal quarter ended February 28, 2013 and within 60 days following the end of each of the first three fiscal quarters in each fiscal year of the Issuer and OpCo thereafter, quarterly financial statements containing the following information: (i) for each of the Issuer and OpCo, unaudited condensed consolidated balance sheets as of the end of such quarter and unaudited condensed statements of income and cash flow for the most recent quarter year-to-date period ending on the unaudited condensed balance sheet date and the comparable prior period, together with condensed footnote disclosure; (ii)  for OpCo, an operating and financial review of the unaudited financial statements, including a discussion of the results of operations, financial condition and material changes in liquidity and capital resources of the Issuer and (iii) calculations of Consolidated EBITDA and Consolidated Interest Expense, in each case, for the four quarters ended with such fiscal quarter; and

(3)                                 all current reports that would be required to be filed with the SEC by the Issuer on Form 8-K if it were required to file such reports, within the time periods specified in such form.

(b)                                 At any time that any of the Issuer’s subsidiaries are Unrestricted Subsidiaries and any such Unrestricted Subsidiary or a group of Unrestricted Subsidiaries, taken as a whole, constitutes a Significant Subsidiary of the Issuer, then the annual and quarterly financial information required by Sections 4.03(a)(1) and (2) hereof will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(c)                                  The availability of the reports required by Sections 4.03(a) and (b) hereof on the SEC’s EDGAR database will be deemed to satisfy the Issuer’s reporting obligations under such paragraphs.  In addition, at any time the common stock of the Issuer is listed for trading on a recognized stock exchange other than The New York Stock Exchange or The Nasdaq Stock Market, the Issuer need not comply with Section 4.03(a)(3) hereof.

(d)                                 The Issuer will furnish to the Holders and to prospective investors, upon the request of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act as long as the Notes are not freely transferable under the Exchange Act by Persons who are not “affiliates” under the Securities Act.

(e)                                  All reports provided pursuant to this Section 4.03 will be made in the English language.

Section 4.04                             Compliance Certificate.

(a)                                 The Issuer will deliver to the Trustee no later than the date on which the Issuer is required to deliver annual reports pursuant to Section 4.03 hereof, an Officers’ Certificate stating that in the course of the performance by the relevant officers of their respective duties as an officer of the Issuer they would normally have knowledge of any Default and whether or not such officers know of any Default that occurred during such period and, if any, specifying such Default, its status and what action the Issuer is taking or proposes to take with respect thereto.  For purposes of this Section 4.04(a), such compliance will be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)                                 As long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within 15 Business Days upon any Officer becoming aware of any Default, an Officers’ Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05                             Taxes.

The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material Taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06                             Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07                             Restricted Payments.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each of which is a “Restricted Payment” and which are collectively referred to as “Restricted Payments”):

(1)                                 declare or pay any dividend on or make any distribution, directly or indirectly (whether made in cash, securities or other property), with respect to any of the Issuer’s or any Restricted Subsidiary’s Capital Stock (including, without limitation, any payment in connection with any merger, consolidation, amalgamation or other combination involving the Issuer or any Restricted Subsidiary) (other than to the Issuer or any Restricted Subsidiary), except for dividends or distributions to the extent payable in (i) shares of the Issuer’s Qualified Capital Stock, (ii) options, warrants or other rights to acquire such shares of Qualified Capital Stock or (iii) Subordinated Shareholder Funding;

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, consolidation, amalgamation or other combination), directly or indirectly (i) any shares of the Issuer’s Capital Stock or any Capital Stock of any Affiliate of the Issuer held by persons other than the Issuer or a Restricted Subsidiary (other than Capital Stock of any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result thereof), (ii) any options, warrants or other rights to acquire such shares of Capital Stock or (iii) any Subordinated Shareholder Funding held by any Person;

(3)                                 make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or Stated Maturity, any Subordinated Debt (other than intercompany Debt between the Issuer and any Restricted Subsidiary or among Restricted Subsidiaries);

(4)                                 make any Investment (other than any Permitted Investment) in any Person; or

(5)                                 pay any interest on any Subordinated Shareholder Funding (other than by capitalization to principal or through the issuance of additional Subordinated Shareholder Funding).

If any Restricted Payment described above is not made in cash, the amount of the proposed Restricted Payment will be the Fair Market Value of the asset to be transferred as of the date of transfer.

(b)                                 Notwithstanding Section 4.07(a) hereof, OpCo or any OpCo Restricted Subsidiary may make a Restricted Payment if, at the time of and after giving pro forma effect to such proposed Restricted Payment:

(1)                                no Default or Event of Default has occurred and is continuing;

(2)                                 OpCo could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in Section 4.09(a) hereof; and

(3)                                 the aggregate amount of all Restricted Payments declared or made after the 10.25% Notes Issue Date by OpCo or any OpCo Restricted Subsidiary, and after giving effect to any reductions required by Section 4.07(d) hereof, does not exceed the sum of:

(A)                               50% of aggregate Consolidated Net Income on a cumulative basis during the period beginning on the first day of the fiscal quarter in which the 10.25% Notes were issued and ending on the last day of OpCo’s last fiscal quarter ending prior to the date of such proposed Restricted Payment for which internal financial statements are available (or, if such aggregate cumulative Consolidated Net Income will be a negative number, minus 100% of such negative amount); plus

(B)                               the aggregate Net Cash Proceeds (other than proceeds designated as Excluded Contributions) and the Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) received by OpCo after the 10.25% Notes Issue Date as equity capital contributions or from the issuance or sale (other than to any Subsidiary) of (i) shares of OpCo’s Qualified Capital Stock (including upon the exercise of options, warrants or rights), or (ii) options, warrants or rights to purchase shares of OpCo’s Qualified Capital Stock (except, in each case to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock, Subordinated Debt as set forth in Section 4.07(c)(4) or (5) hereof), excluding the Net Cash Proceeds and Fair Market Value of marketable securities and non-cash property or assets received from the issuance of OpCo’s Qualified Capital Stock or options, warrants or rights to purchase shares of OpCo’s Qualified Capital Stock financed, directly or indirectly, using funds borrowed from OpCo or any Subsidiary of OpCo until and to the extent such borrowing is repaid; plus

(C)                               (x) the amount by which OpCo’s Senior Debt or Senior Debt of any OpCo Restricted Subsidiary is reduced on OpCo’s consolidated balance sheet after the 10.25% Notes Issue Date upon the conversion or exchange (other than by a Subsidiary) of such Senior Debt into OpCo’s Qualified Capital Stock and (y) the aggregate Net Cash Proceeds and Fair Market Value of marketable securities and non-cash property or assets (provided that only Restricted Investments may be made with such non-cash property or assets) received after the 10.25% Notes Issue Date by OpCo from the issuance or sale (other than to any Subsidiary of OpCo) of Debt or Redeemable Capital Stock that has been converted into or exchanged for OpCo’s Qualified Capital Stock, to the extent such Debt or Redeemable Capital Stock was originally sold for cash or Cash Equivalents, together with, in the case of both clauses (x) and (y), the aggregate Net Cash Proceeds received by OpCo at the time of such conversion or exchange, excluding the Net Cash Proceeds and the Fair Market Value of marketable securities and non-cash property or assets received from the issuance of OpCo’s Qualified Capital Stock financed, directly or indirectly, using funds borrowed from OpCo or any Subsidiary of OpCo until and to the extent such borrowing is repaid; plus

(D)                               (x) proceeds realized upon the sale or other disposition to a Person other than OpCo or an OpCo Restricted Subsidiary of any Restricted Investment, repayments of loans or advances or other transfers of assets (including by way of dividend, distribution, interest payments or returns of capital) to OpCo or any OpCo Restricted Subsidiary, less the cost of the disposition of such Investment and net of taxes, (y) if a Restricted Investment constituted a guarantee, an amount equal to the amount of such guarantee upon the full and unconditional release of such guarantee and (z) in the case of the designation of an OpCo Unrestricted Subsidiary as an OpCo Restricted Subsidiary (as long as the designation of such Subsidiary as an OpCo Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of OpCo’s interest in such Subsidiary; plus

(E)                                in the event that OpCo or any OpCo Restricted Subsidiary makes any Restricted Investment in a Person after the 10.25% Notes Issue Date that becomes an OpCo Restricted Subsidiary, an amount equal to the Fair Market Value of OpCo’s or such Restricted Subsidiary’s existing interest in such Person that was previously treated as a Restricted Payment.

(c)                                  Notwithstanding Sections 4.07(a) and (b) hereof, OpCo and any OpCo Restricted Subsidiary may take the following actions as long as (x) with respect to clauses (9) and (13) below no Default or Event of Default has occurred and is continuing and (y) with respect to clauses (12) and (16) below, no Event of Default has occurred and is continuing:

(1)                                 the payment of any dividend within 120 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 4.07;

(2)                                 cash payments in lieu of issuing fractional shares pursuant to the exchange or conversion of any exchangeable or convertible securities;

(3)                                 the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of OpCo or any OpCo Restricted Subsidiary held by any employee benefit plan of OpCo or any OpCo Restricted Subsidiary, any current or former officer, director, consultant or employee of OpCo or any OpCo Restricted Subsidiary (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement (or, in each case, Restricted Payments to any holding company of OpCo,  to enable such a repurchase, redemption or other acquisition or retirement of Capital Stock of such holding company); provided that the aggregate price paid (or Restricted Payments made) for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed US$2,000,000 (or the Dollar Equivalent thereof) in any twelve-month period;

(4)                                 the repurchase, redemption or other acquisition or retirement for value of any shares of OpCo’s Capital Stock, options, warrants or other rights to acquire such Capital Stock in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds to OpCo of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of OpCo’s Qualified Capital Stock, options, warrants or other rights to acquire such Capital Stock; provided, in each case, that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment will not constitute Excluded Contributions;

(5)                                 the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value or payment of principal of any Subordinated Debt in exchange for, or out of the Net Cash Proceeds to OpCo of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of OpCo’s Qualified Capital Stock;

(6)                                 the prepayment, repayment, purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (other than Redeemable Capital Stock) in exchange for, or out of the Net Cash Proceeds of a substantially concurrent Incurrence (other than to a Subsidiary) of, Permitted Refinancing Debt;

(7)                                 the declaration or payment of any dividend to all holders of Capital Stock of a Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than the Issuer or such Restricted Subsidiary would receive on a pro rata basis;

(8)                                 the repurchase of Capital Stock deemed to occur upon the exercise of stock options with respect to which payment of the cash exercise price has been forgiven if the cumulative aggregate value of such deemed repurchases does not exceed the cumulative aggregate amount of the exercise price of such options received;

(9)                                 the declaration and payment of dividends to holders of any class or series of Redeemable Capital Stock issued in accordance with Section 4.09 hereof;

(10)                          any Restricted Payment constituting or in respect of Management Fees;

(11)                          the purchase, repurchase, redemption, retirement or other acquisition for value of Capital Stock deemed to occur upon the exercise of stock options, warrants or other securities, if such Capital Stock represents a portion of the exercise price of such options, warrants or other securities;

(12)                          any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Debt (excluding any Subordinated Shareholder Funding) of the Issuer or any of its Restricted Subsidiaries pursuant to provisions similar to those described under Section 4.14 hereof; provided that all Notes validly tendered by Holders in connection with a Change of Control Offer, as applicable, have been repurchased, redeemed or acquired for value;

(13)                          Reserved;

(14)                          payments pursuant to any tax sharing agreement or arrangement among the Issuer and its Subsidiaries and other Persons with which the Issuer or any of its Restricted Subsidiaries is required or permitted to file a consolidated income tax return or with which the Issuer or any of its Restricted Subsidiaries is properly a part of a unitary or combined group for income tax purposes; provided, however, that such payments will not exceed the amount of income tax that the Issuer and its applicable Subsidiaries would owe on a stand-alone basis if no such group filing were made and the related tax liabilities of the Issuer and its applicable Subsidiaries are relieved by the payment of such amounts;

(15)                          Restricted Payments in connection with the Transactions; and

(16)                          any other Restricted Payment; provided that the total aggregate amount of Restricted Payments made by OpCo and OpCo Restricted Subsidiaries under this clause (16) does not exceed US$10,000,000 (or the Dollar Equivalent thereof).

(d)                                 The actions described in clauses (1), (3), (12) and (16) of Section 4.07(c) hereof are Restricted Payments that will be permitted to be made in accordance with Section 4.07(c) hereof but that will reduce the amount that would otherwise be available for Restricted Payments under Section 4.07(b)(3) hereof.

(e)                                  Notwithstanding Section 4.07(a) hereof, the Issuer may take the following actions as long as, solely with respect to clause (6) of Section 4.07(e) hereof, no Default or Event of Default has occurred and is continuing:

(1)                                 the redemption or other retirement for value of any shares of the Issuer’s Preferred Stock with the net cash proceeds from the sale of the Issuer’s Qualified Capital Stock in an Initial Public Offering of the Issuer or an IPO Entity;

(2)                                 the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Issuer held by any employee benefit plan of the Issuer or any Restricted Subsidiary, any current or former officer, director, consultant or employee of the Issuer or any Restricted Subsidiary (or permitted transferees, estates or heirs of any of the foregoing) pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement (or, in each case, Restricted Payments to any holding company of the Issuer to enable such a repurchase, redemption or other acquisition or retirement of Capital Stock of such holding company); provided that the aggregate price paid (or Restricted Payments made) for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed US$2,000,000 (or the Dollar Equivalent thereof) in any twelve-month period;

(3)                                 the repurchase, redemption or other acquisition or retirement for value of any shares of the Issuer’s Capital Stock, options, warrants or other rights to acquire such Capital Stock or Subordinated Shareholder Funding in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds to the Issuer of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of the Issuer’s Qualified Capital Stock, options, warrants or other rights to acquire such Capital Stock; provided, in each case, that the amount of any such Net Cash Proceeds that are utilized for any such Restricted Payment shall not constitute Excluded Contributions;

(4)                                 payments pursuant to any tax sharing agreement or arrangement among the Issuer and its Subsidiaries and other Persons with which the Issuer or any of its Restricted Subsidiaries is required or permitted to file a consolidated income tax return or with which the Issuer or any of its Restricted Subsidiaries is properly a part of a unitary or combined group for income tax purposes; provided, however, that such payments will not exceed the amount of income tax that the Issuer and its applicable Subsidiaries would owe on a stand-alone basis if no such group filing were made and the related tax liabilities of the Issuer and its applicable Subsidiaries are relieved by the payment of such amounts;

(5)                                 any Restricted Payment made from the net proceeds of the offering of the Notes as described in “Use of Proceeds” in the Offering Memorandum; and

(6)                                 Restricted Payments that are made with Excluded Contributions.

Section 4.08                             Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits;

(2)                                 pay any Debt owed to the Issuer or any other Restricted Subsidiary;

(3)                                 make loans or advances to the Issuer or any other Restricted Subsidiary; or

(4)                                 transfer any of its properties or assets to the Issuer or any other Restricted Subsidiary,

provided that (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock and (ii) the subordination of (including the application of any standstill requirements to) loans or advances made to the Issuer or any Restricted Subsidiary to other Debt Incurred by the Issuer or any Restricted Subsidiary will not be deemed to constitute such an encumbrance or restriction.

(b)                                 The provisions of Section 4.08(a) hereof will not apply to:

(1)                                 encumbrances and restrictions imposed by the Notes, this Indenture, the 10.25% Notes, the 10.25% Notes Indenture, the Guarantees of the 10.25% Notes, the Revolving Credit Facility, the Intercreditor Agreement (OpCo) and the security agreements for the 10.25% Notes;

(2)                                 encumbrances or restrictions imposed by Debt permitted to be Incurred under Credit Facilities or any guarantee thereof in accordance with Section 4.09 hereof; provided that in the case of any such encumbrances or restrictions imposed under any Credit Facilities, such encumbrances or restrictions are not materially more restrictive taken as a whole than those imposed by the Revolving Credit Facility as of the Issue Date;

(3)                                 encumbrances or restrictions contained in any agreement in effect on the Issue Date;

(4)                                 with respect to restrictions or encumbrances referred to in Section 4.08(a)(4) hereof, encumbrances and restrictions (i) that restrict in a customary manner the subletting, assignment or transfer of any properties or assets that are subject to a lease, license, conveyance or other similar agreement to which the Issuer or any Restricted Subsidiary is a party or (ii) contained in operating leases for real property and restricting the transfer of such real property upon the occurrence and during the continuance of a default in the payment of rent;

(5)                                 encumbrances or restrictions contained in any agreement or other instrument of a Person or relating to assets acquired by the Issuer or any Restricted Subsidiary in effect at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(6)                                 encumbrances or restrictions contained in contracts for sales of Capital Stock or assets permitted by Section 4.10 hereof with respect to the assets or Capital Stock to be sold pursuant to such contract or in customary merger or acquisition agreements (or any option to enter into such contract) for the purchase or acquisition of Capital Stock or assets or any of the Issuer’s Subsidiaries by another Person;

(7)                                 encumbrances or restrictions imposed by applicable law or regulation or by governmental licenses, concessions, franchises or permits;

(8)                                 encumbrances or restrictions on cash or other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(9)                                 encumbrances or restrictions in customary provisions in joint venture and similar agreements entered into in good faith; provided that (x) the encumbrance or restriction is not materially more disadvantageous to the Holders than is customary in comparable agreements (as determined in good faith by the Issuer) and (y) the Issuer determines in good faith that any such encumbrance or restriction will not materially affect the ability of the Issuer to make any principal or interest payments on the Notes;

(10)                          in the case of Section 4.08(a)(4) hereof, customary encumbrances or restrictions in connection with purchase money obligations, mortgage financings and Capitalized Lease Obligations for property acquired in the ordinary course of business;

(11)                          any encumbrance or restriction arising by reason of customary non-assignment provisions in agreements;

(12)                          any encumbrance or restriction pursuant to an agreement or instrument effecting a refunding, replacement or refinancing of Debt Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in Section 4.08(b)(1), (2), (3), (5), (9) or (10) hereof (an “Initial Agreement”) or contained in any amendment, supplement or other modification to an Initial Agreement; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such agreement or instrument are no less favorable in any material respect to the Holders taken as a whole than the encumbrances and restrictions contained in such Initial Agreement (as determined in good faith by the Issuer);

(13)                          any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Debt permitted to be Incurred pursuant to Section 4.09 hereof if either (i) the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Holders than the encumbrances and restrictions contained in the Initial Agreements (as determined in good faith by the Issuer) or (ii) such encumbrance or restriction is customary in comparable financings (as determined in good faith by the Issuer) and either: (x) the Issuer determines that such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs relating to such Debt;

(14)                          any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (12) or (13) of this Section 4.08(b); provided that such amendments, modifications, restatements, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer’s Board of Directors, no more restrictive (taken as a whole) with respect to such encumbrances or restrictions in any material respect than those contained in the encumbrances or restrictions prior to such amendment, modification, restatement, renewal, extension, increase, supplement, refunding, replacement or refinancing; or

(15)                          with respect to restrictions or encumbrances referred to in Section 4.08(a)(4) hereof, encumbrances or restrictions existing by reason of any Lien permitted under Section 4.12 hereof.

Section 4.09                             Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, create, issue, incur, assume, guarantee or in any manner become directly or indirectly liable with respect to or otherwise become responsible for, contingently or otherwise, the payment of (individually and collectively, to “Incur” or, as appropriate, an “Incurrence”), any Debt (including any Acquired Debt); provided that OpCo and any 10.25% Notes Guarantor will be permitted to Incur Debt (including Acquired Debt) if at the time of such Incurrence and after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters for which internal financial statements are available immediately preceding the Incurrence of such Debt, taken as one period, would be greater than 2.5 to 1.0.

(b)                                 This Section 4.09 will not, however, prohibit the following (collectively, “Permitted Debt”):

(1)                                 the Incurrence by OpCo or any OpCo Restricted Subsidiary of Debt under the Revolving Credit Facility in an aggregate principal amount at any one time outstanding not to exceed an amount equal to (i) US$40,000,000 (or the Dollar Equivalent thereof), plus (ii) in the case of any refinancing of any Debt permitted under this clause (1), the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing;

(2)                                 the Incurrence by the Issuer of the Notes, including the payment of PIK Interest;

(3)                                 any Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date;

(4)                                 the Incurrence by the Issuer or any Restricted Subsidiary of intercompany Debt between the Issuer and any Restricted Subsidiary or between or among Restricted Subsidiaries; provided that:

(A)                               if the Issuer is the obligor on any such Debt, it is unsecured and expressly subordinated in right of payment to the prior payment in full in cash (whether upon Stated Maturity, acceleration or otherwise) and the performance in full of its obligations under the Notes; and

(B)                               (x) any disposition, pledge or transfer of any such Debt to any Person (other than a disposition, pledge or transfer to the Issuer or a Restricted Subsidiary) and (y) any transaction pursuant to which any Restricted Subsidiary that has Debt owing from the Issuer or another Restricted Subsidiary ceases to be a Restricted Subsidiary, will, in each case, be deemed to be an Incurrence of such Debt not permitted by this Section 4.09(b)(4);

(5)                                 the Incurrence by OpCo or any OpCo Restricted Subsidiary of Debt represented by Capitalized Lease Obligations, mortgage financings, purchase money obligations or other Debt Incurred or assumed in connection with the acquisition, construction, improvement or development of real or personal, movable or immovable equipment, property or assets (including the lease or other purchase of land use rights), in each case Incurred for the purpose of financing or refinancing all or any part of the purchase price, lease expense or cost of construction, improvement or development of property, plant or equipment used in OpCo’s or any OpCo Restricted Subsidiary’s business (including any related fees or expenses reasonably incurred in connection with such acquisition, construction, improvement or development), including any such purchase through the acquisition of Capital Stock of any Person that owns such real or personal, movable or immovable equipment, property or assets which will, upon acquisition, become an OpCo Restricted Subsidiary; provided that the principal amount of such Debt so Incurred when aggregated with other Debt previously Incurred in reliance on this clause (5) (together with any refinancings thereof) and still outstanding will not in the aggregate exceed the greater of US$20,000,000 (or the Dollar Equivalent thereof) or 3% of Total Assets;

(6)                                 the Incurrence by OpCo or any OpCo Restricted Subsidiary of Debt arising from agreements providing for guarantees, indemnities or obligations in respect of earnouts, purchase price adjustments or similar obligations in connection with the disposition of assets, including, without limitation, shares of Capital Stock, other than guarantees or similar credit support given by OpCo or any OpCo Restricted Subsidiary of Debt Incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition; provided that the maximum aggregate liability in respect of all such Debt permitted pursuant to this clause (6) will at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value), actually received from the sale of such assets;

(7)                                 the Incurrence by OpCo or any OpCo Restricted Subsidiary of Debt under Currency Agreements or Interest Rate Agreements entered into in the ordinary course of business and not for speculative purposes (it being understood that hedging in respect of the 10.25% Notes and the Revolving Credit Facility using Currency Agreements and Interest Rate Agreements will be deemed “in the ordinary course of business” under this clause (7));

(8)                                 the Incurrence by OpCo or any OpCo Restricted Subsidiary of Debt in respect of workers’ compensation and claims arising under similar legislation, or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit;

(9)                                 the Incurrence of Debt by OpCo or any OpCo Restricted Subsidiary arising from (i) the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds, provided that such Debt is extinguished within five Business Days of Incurrence, (ii) bankers’ acceptances, advance payments, payments of customs duties, the accounting for value added tax to a relevant taxing authority, performance, surety, judgment, appeal or similar bonds, instruments or obligations and (iii) completion guarantees provided, letters of credit or similar instruments in respect of self insurance and workers compensation obligations obtained by OpCo or any OpCo Restricted Subsidiary, in each case in the ordinary course of business;

(10)                          the Incurrence by the Issuer or any Restricted Subsidiary of Permitted Refinancing Debt in exchange for or the net proceeds of which are used to refund, replace or refinance Debt Incurred by the Issuer or any Restricted Subsidiary pursuant to, or described in, Section 4.09(a) hereof or clauses (2), (3), (5), (10), (15) or (20) of this Section 4.09(b), as the case may be; provided, however, that Permitted Refinancing Debt with respect to Acquired Debt Incurred pursuant to Section 4.09(b)(15) below, if guaranteed or in the form of a guarantee from the Issuer or any 10.25% Notes Guarantor, will not be deemed to be permitted under this clause (10);

(11)                          Debt Incurred by OpCo or any OpCo Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, trade guarantees or similar instruments issued in the ordinary course of business to the extent that such letters of credit, trade guarantees or similar instruments are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than 30 days following receipt by OpCo or such OpCo Restricted Subsidiary of a demand for reimbursement;

(12)                          Management Advances;

(13)                          any customary cash or treasury management, cash pooling or netting or setting off arrangements of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business;

(14)                          without limiting Section 4.12 hereof, Debt arising by reason of any Lien granted by or applicable to such Person securing Debt of the Issuer or any Restricted Subsidiary as long as the Incurrence of such Debt was permitted under the terms of this Indenture;

(15)                          Acquired Debt Incurred by OpCo or any OpCo Restricted Subsidiary (other than Debt Incurred (i) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which a Person becomes an OpCo Restricted Subsidiary or was otherwise acquired by OpCo or an OpCo Restricted Subsidiary or (ii) otherwise in connection with or in contemplation of such acquisition); provided that, after giving pro forma effect to such acquisition, OpCo could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in Section 4.09(a) hereof; and provided further that if such Acquired Debt is guaranteed by OpCo or an OpCo Restricted Subsidiary, such guarantee will not be deemed to be permitted by this clause (15);

(16)                          (i) the guarantee by OpCo or any 10.25% Notes Guarantor of Debt of OpCo or any 10.25% Notes Guarantor or (ii) the guarantee by a Subsidiary of OpCo that is not a 10.25% Notes Guarantor of any Debt of any other Subsidiary of OpCo that is not a 10.25% Notes Guarantor, in each case to the extent that the guaranteed Debt was permitted to be Incurred by another provision of this covenant and provided that if the Debt being guaranteed is subordinated to the 10.25% Notes or is unsecured, then such guarantee will be subordinated or unsecured to the same extent as the Debt guaranteed;

(17)                          Debt of the Issuer or any Restricted Subsidiary Incurred as a result of (i) any governmental or regulatory restrictions, limitations or penalties in the nature of capital controls, exchange controls or similar restrictions affecting the Incurrence or repayment of intercompany Debt by any Restricted Subsidiary or (ii) any ordinary course country risk management policies of the Issuer or any Restricted Subsidiary restricting or limiting transfers or distributions from the Issuer or any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;

(18)                          the Incurrence of any Subordinated Shareholder Funding;

(19)                          payments by the Issuer or any Restricted Subsidiary permitted by Section 4.07(c)(14) hereof;

(20)                          Bank Deposit Debt Incurred by OpCo or any OpCo Restricted Subsidiary, provided that, on the date of the Incurrence of such Debt and after giving effect thereto, the aggregate principal amount of all such Debt Incurred pursuant to this clause (20) (together with any refinancings thereof) does not exceed an amount equal to US$35,000,000 (or the Dollar Equivalent thereof);

(21)                          unsecured Debt of OpCo consisting of earnout provisions in connection with the acquisition of assets, including shares of Capital Stock, by OpCo or any OpCo Restricted Subsidiary;

(22)                          the Incurrence of Debt by OpCo or any OpCo Restricted Subsidiary (other than and in addition to Debt permitted under clauses (1) through (21) above) in an aggregate principal amount at any one time outstanding not to exceed US$20,000,000 (or the Dollar Equivalent thereof); and

(23)                          the Incurrence of Debt by the Issuer (other than and in addition to Debt permitted under clauses (1) through (22) above) in an aggregate principal amount at any one time outstanding not to exceed US$2,000,000 (or the Dollar Equivalent thereof).

(c)                                  For purposes of determining compliance with this Section 4.09, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (2) through (23) of Section 4.09(b) hereof, or is entitled to be Incurred pursuant to Section 4.09(a) hereof, the Issuer in its sole discretion will be permitted to classify (and divide) such item of Debt on the date of its Incurrence in any manner that complies with Section 4.09.  Debt under the Revolving Credit Facility will be deemed to have been Incurred in reliance on the exception provided by Section 4.09(b)(1) hereof and may not be reclassified.  In addition, any item of Debt initially classified as Incurred pursuant to one of the categories of Permitted Debt described in clauses (2) through (23) of Section 4.09(b) hereof or entitled to be Incurred pursuant to Section 4.09(a) hereof, may later be reclassified (and divided) by the Issuer in its sole discretion such that it will be deemed as having been Incurred pursuant to such new clause or clauses or Section 4.09(a) hereof to the extent that such reclassified Debt could be Incurred pursuant to such new clause or clauses or Section 4.09(a) hereof at the time of such reclassification.

(d)                                 Notwithstanding any other provision of this covenant, the maximum amount of Debt that the Issuer or any Restricted Subsidiary may Incur pursuant to this covenant will not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

(e)                                                    (1)                                 Obligations in the form of letters of credit, guarantees or Liens, in each case supporting Debt otherwise included in the determination of such particular amount;

(2)                                 any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.12 hereof; and

(3)                                 accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Debt in the form of additional Debt with substantially equivalent terms (including PIK Notes), the reclassification of Preferred Stock as Debt due to a change in accounting principles, and the payment of dividends on Preferred Stock or Redeemable Capital Stock in the form of additional shares of the same class of Preferred Stock or Redeemable Capital Stock, will not, in any case, be treated as Debt that is subject to Section 4.09 hereof; provided, in each such case, that the amount of any such accrual, accretion, amortization, payment or reclassification is included in Consolidated Interest Expense as accrued, and provided further, that with respect to clause (e)(3) above (except with respect to accrual of interest and Preferred Stock dividends), the amount of any such accrual, accretion, amortization, payment or reclassification will be included as Debt for purposes of determining the amount of Debt outstanding for the Incurrence of additional Debt.

(f)                                   For purposes of determining compliance with this Section 4.09, the principal amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in conformity with IFRS.

(g)                                  Neither OpCo nor any OpCo Subsidiary may Incur any Debt (including Permitted Debt) that is contractually subordinated to the 10.25% Notes, provided, however, that no Debt will be deemed to be contractually subordinated solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

Section 4.10                             Limitation on Asset Sales.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, consummate any Asset Sale unless:

(1)                                 the consideration the Issuer or such Restricted Subsidiary receives for such Asset Sale is not less than the Fair Market Value of the assets sold (as determined by the Issuer’s Board of Directors);

(2)                                 at least 75% of the consideration the Issuer or such Restricted Subsidiary receives in respect of such Asset Sale consists of:

(A)                               cash (including any Net Cash Proceeds received from the conversion to cash within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(B)                               Cash Equivalents (including any Net Cash Proceeds received from the conversion to cash within 90 days of such Asset Sale of securities, notes or other obligations received in consideration of such Asset Sale);

(C)                               the assumption by the purchaser of (x) the Issuer’s Debt or Debt of any Restricted Subsidiary (other than Subordinated Debt) as a result of which neither the Issuer nor any of the Restricted Subsidiaries remains obliged in respect of such Debt or (y) Debt of a Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if the Issuer and each other Restricted Subsidiary is released from any guarantee of such Debt as a result of such Asset Sale;

(D)                               Replacement Assets;

(E)                                any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate Fair Market Value of such Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received pursuant to this clause (E), does not exceed (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) US$25,000,000 (or the Dollar Equivalent thereof); or

(F)                                 any combination of the consideration specified in the foregoing clauses (A) through (E); and

(3)                                 the Issuer delivers an Officers’ Certificate to the Trustee certifying that such Asset Sale complies with the provisions described in the foregoing Sections 4.10(a)(1) and (2).

(b)                                 If the Issuer or any Restricted Subsidiary consummates an Asset Sale, the Net Cash Proceeds of the Asset Sale, within 365 days of the consummation of such Asset Sale (or the Issuer or any such Restricted Subsidiary may enter into a binding commitment to so use; provided that such Net Cash Proceeds are so used within 90 days after the expiration of the aforementioned 365-day period) may be used by the Issuer or any Restricted Subsidiary to (i) permanently repay or prepay (A) the Notes or the 10.25% Notes or (B) Debt Incurred under Section 4.09(b)(1) hereof, (ii) permanently repay or prepay any other Senior Debt owing to a Person other than OpCo or an OpCo Restricted

Subsidiary, (iii) invest in Replacement Assets, (iv) make a capital expenditure or (v) do any combination of the foregoing.

The amount of such Net Cash Proceeds not so used as set forth in this Section 4.10(b) constitutes “Excess Proceeds.”

(c)                                  When the aggregate amount of Excess Proceeds exceeds US$10,000,000 (or the Dollar Equivalent thereof), the Issuer will, within 30 Business Days, make an offer to purchase (an “Excess Proceeds Offer”) from all Holders and, at the Issuer’s election, from the holders of any Pari Passu Debt, to the extent required by the terms thereof, on a pro rata basis, in accordance with the procedures set forth in Section 3.10 hereof and the agreements governing any such Pari Passu Debt, the maximum principal amount, in the case of the Notes (expressed as a minimum amount of US$200,000 and integral multiples of US$1,000 in excess thereof) of the Notes and any such Pari Passu Debt that may be purchased with the amount of the Excess Proceeds.  The offer price as to each Note and any such Pari Passu Debt will be payable in cash in an amount equal to (solely in the case of the Notes) 100% of the principal amount of such Note and (solely in the case of Pari Passu Debt) no greater than 100% of the principal amount (or accreted value, as applicable) of such Pari Passu Debt, plus, in each case, accrued and unpaid interest, if any, to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

To the extent that the aggregate principal amount of Notes and any such Pari Passu Debt tendered pursuant to an Excess Proceeds Offer is less than the aggregate amount of Excess Proceeds, the Issuer may use the amount of such Excess Proceeds not used to purchase Notes and Pari Passu Debt for general corporate purposes that are not otherwise prohibited by this Indenture.  Upon completion of each such Excess Proceeds Offer, the amount of Excess Proceeds will be reset to zero.

Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.

If the Issuer is required to make an Excess Proceeds Offer, the Issuer will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations, including the requirements of any applicable securities exchange on which Notes are then listed.  To the extent that the provisions of any securities laws or regulations conflict with Sections 3.10 or 4.10 hereof, the Issuer will comply with such securities laws and regulations and will not by virtue thereof be deemed to have breached its obligations under Sections 3.10 or 4.10 hereof.

Section 4.11                             Limitation on Transactions with Affiliates.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets or property or the rendering of any service), with, or for the benefit of, any Affiliate of the Issuer having a value greater than US$2,000,000 (or the Dollar Equivalent thereof), unless such transaction or series of transactions is entered into in good faith and:

(1)                                 such transaction or series of transactions is on terms that, taken as a whole, are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could have been obtained in a comparable arm’s-length transaction with third parties that are not Affiliates of the Issuer;

(2)                                 with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than US$5,000,000 (or the Dollar Equivalent thereof), the Issuer will deliver a resolution of its Board of Directors (attached to an Officers’ Certificate to the Trustee) resolving that such transaction complies with Section 4.11(a)(1) hereof and that the fairness of such transaction has been approved by a majority of the Disinterested Members, if any, of the Board of Directors; and

(3)                                 with respect to any transaction or series of related transactions involving aggregate payments or the transfer of assets or the provision of services having a value greater than US$10,000,000 (or the Dollar Equivalent thereof), the Issuer will deliver to the Trustee a written opinion of an Independent Financial Advisor stating that the transaction or series of transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view or that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with a Person that is not an Affiliate of the Issuer.

(b)                                 The restrictions set forth in Section 4.11(a) hereof will not apply to:

(1)                                 customary directors’ fees, indemnities and similar arrangements (including the payment of directors’ and officers’ insurance premiums), consulting fees, employee compensation, employee and director bonuses, employment agreements and arrangements or employee benefit arrangements, including stock options or legal fees, in each case as long as the Issuer’s Board of Directors has approved the terms thereof and deemed the services performed or thereafter to be performed for amounts to be fair consideration therefor;

(2)                                 any Restricted Payment (other than a Permitted Investment) not prohibited by Section 4.07 hereof;

(3)                                 loans and advances (or guarantees to third party loans, but not any forgiveness of such loans or advances) to directors, officers or employees of the Issuer or any Restricted Subsidiary made in the ordinary course of business in an amount outstanding not to exceed at any one time US$2,000,000 (or the Dollar Equivalent thereof);

(4)                                 agreements and arrangements existing on the Issue Date and any amendment, extension, renewal, refinancing, modification or supplement thereto; provided that any such amendment, extension, renewal, refinancing, modification or supplement to the terms thereof is not more disadvantageous, taken as a whole, to the Holders and to the Issuer and the Restricted Subsidiaries, as applicable, in any material respect than the original agreement or arrangement as in effect on the Issue Date;

(5)                                 the issuance of securities or other payments, awards or grants in cash, securities or similar transfers pursuant to, or for the purpose of the funding of, employment arrangements, stock options, stock ownership plans and other similar arrangements, as long as the terms thereof are or have been previously approved by the Issuer’s Board of Directors;

(6)                                 transactions between or among the Issuer and the Restricted Subsidiaries or between or among Restricted Subsidiaries;

(7)                                 any issuance of Capital Stock (other than Redeemable Capital Stock) of the Issuer, options, warrants or other rights to acquire such Capital Stock or any issuance of Subordinated Shareholder Funding; provided that the interest rate and other financial terms of such Subordinated Shareholder Funding are approved by a majority of the members of the Board of Directors in their reasonable determination;

(8)                                 the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, joint venture agreement or restructuring termsheets (including any registration rights agreement or purchase agreement relating thereto) to which it is a party as of the Issue Date; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of, obligations under any future amendment to any such existing agreement entered into after the Issue Date will only be permitted by this clause (8) to the extent that the terms of any such amendment or new agreement are not more disadvantageous to the Holders when taken as a whole in any material respect than the original agreement as in effect on the Issue Date;

(9)                                 any transaction with a Person that is an Affiliate of the Issuer, solely because the Issuer or a Restricted Subsidiary owns Capital Stock in or otherwise controls such Person or has the right to designate one or more members of the Board of Directors or similar governing body of such Person;

(10)                          transactions with customers, clients, suppliers, or purchasers or sellers of goods or services or providers of employees or other labor, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are fair to the Issuer or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated Person;

(11)                          Management Advances;

(12)                          the Transactions;

(13)                          any Permitted Investment (other than a Permitted Investment as defined in clause (c)(iv) or (s) of the definition of “Permitted Investments” herein); and

(14)                          Management Fees.

Section 4.12                             Limitation on Liens.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, Incur, assume, affirm or suffer to exist any Lien of any kind upon any property or assets of the Issuer or any Restricted Subsidiary, including any shares of stock or intercompany notes or other Debt of any Restricted Subsidiary, owned on the date of this Indenture or acquired after the date of this Indenture, or any income, profits or proceeds therefrom, except Permitted Liens; provided, however, that the Issuer may place only Permitted Ordinary Course Liens on its assets or property (other than Capital Stock of OpCo).  Notwithstanding the foregoing sentence, (i) OpCo or any OpCo Restricted Subsidiary may place a Lien on any property or asset even if such Lien is not a Permitted Lien and (ii) the Issuer may place a Lien on the Capital Stock of OpCo even if such Lien is not a Permitted Lien or a Lien on its other assets or property even if such Lien is not a Permitted Ordinary Course Lien, if in each of case (i) and (ii) the Notes are directly secured equally and ratably or on a prior basis with the obligation or liability secured by such Lien.

(b)                                 Any Lien arising as a result of Section 4.12(a) hereof will be automatically and unconditionally released and discharged concurrently with the unconditional release of the Lien that gave rise to such Lien (other than as a consequence of an enforcement action with respect to the assets subject to such Lien).

Section 4.13                             Corporate Existence.

Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)                                 its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary; and

(2)                                 the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14                             Offer to Repurchase Upon Change of Control.

(a)                                 Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof (or, if a PIK Payment has been made, equal to $1.00 and an integral multiple of $1.00 in excess thereof in respect of PIK Notes)) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.  Within ten days following any Change of Control, the Issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date (the “Change of Control Payment Date”) specified in the notice, stating:

(1)                                 that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;

(2)                                 the Change of Control Payment and the Change of Control Payment Date, which will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;

(3)                                 that any Note not tendered will continue to accrue interest;

(4)                                 that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)                                 that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                                 that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                                 that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $200,000 in principal amount or an integral multiple of $1,000 in excess thereof (or, if a PIK Payment has been made, equal to $1.00 and an integral multiple of $1.00 in excess thereof in respect of PIK Notes).

(b)                                 The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(c)                                  On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)                                 accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)                                 deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)                                 deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(d)                                 The Paying Agent will promptly mail to each Holder properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  The provisions of this Section 4.14 that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable.

(f)                                   The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.  Notwithstanding anything to the contrary contained in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.15                             Limitation on Sale and Leaseback Transactions.

(a)                                 The Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any property or assets (whether now owned or hereafter acquired), unless:

(1)                                Section 4.10 hereof is complied with, including the provisions concerning the application of Net Cash Proceeds (treating all of the net consideration received in such Sale and Leaseback Transaction as Net Cash Proceeds for the purposes of Section 4.10 hereof);

(2)                                 the Issuer or such Restricted Subsidiary, as applicable, would be permitted to Incur Debt under Section 4.09 hereof in the amount of the Attributable Debt Incurred in respect of such Sale and Leaseback Transaction; and

(3)                                 the Issuer or such Restricted Subsidiary, as applicable, would be permitted to grant a Lien to secure Debt under Section 4.12 hereof in the amount of the Attributable Debt in respect of such Sale and Leaseback Transaction.

Notwithstanding the foregoing, nothing will prevent the Issuer or any Restricted Subsidiary from engaging in a Sale and Leaseback Transaction solely between the Issuer and any Restricted Subsidiary or solely between or among Restricted Subsidiaries.

Section 4.16                             Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

(a)                                 The Issuer will not sell or otherwise dispose of, and will not permit any Restricted Subsidiary (other than as permitted under Section 4.12 hereof), directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock).

(b)                                 Section 4.16(a) hereof will not apply to:

(1)                                 any issuance or sale of shares of Capital Stock of a Restricted Subsidiary to the Issuer or a Restricted Subsidiary;

(2)                                 any issuance or sale to directors of directors’ qualifying shares or issuances or sales of shares of Capital Stock of a Restricted Subsidiary to be held by third parties, in each case to the extent required by applicable law;

(3)                                 any issuance or sale of shares of Capital Stock of a Restricted Subsidiary made in compliance with Section 4.10 hereof;

(4)                                 any issuance or sale of shares of Capital Stock of a Restricted Subsidiary if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any remaining Investment in such Person would have been permitted to be made under Section 4.07 hereof if made on the date of such issuance or sale; or

(5)                                 Capital Stock issued by a Person prior to the time:

(A)                               such Person becomes a Restricted Subsidiary;

(B)                               such Person consolidates or merges with or into a Restricted Subsidiary; or

(C)                               a Restricted Subsidiary consolidates or merges with or into such Person;

but only if such Capital Stock was not issued or Incurred by such Person in anticipation of it becoming a Restricted Subsidiary.

(c)                                  At all times, the Issuer shall directly own 100% of the issued and outstanding Capital Stock of OpCo (unless OpCo is merged into the Issuer in accordance with the terms of this Indenture).

Section 4.17                             Reserved.

Section 4.18                             Payments for Consent.

The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in any documents distributed relating to such consent, waiver or agreement.

Notwithstanding the foregoing, the Issuer and its Subsidiaries will be permitted, in connection with any offer or payment of consideration for, or as an inducement to, any consent, waiver or amendment of any of the terms or provisions of this Indenture, to exclude any Holder, or to offer and pay different consideration to any Holder for, or as an inducement to, any such consent, waiver or amendment, in each case to the extent (and only to the extent) that such Holder is in any jurisdiction where:

(a)                                 (1) the solicitation of such consent, waiver or amendment in the manner deemed appropriate by the Issuer, (2) the payment of the consideration therefor or (3) the conduct or completion of a related offer to purchase or exchange the Notes for cash or other securities in the manner deemed appropriate by the Issuer would require the Issuer or any of its Restricted Subsidiaries to (A) file a registration statement, prospectus or similar document or subject the Issuer or any of its Restricted Subsidiaries to ongoing periodic reporting or similar requirements under any applicable securities laws (including, but not limited to, the United States federal securities laws and the laws of the European Union or its member states), which the Issuer in its sole discretion determines (acting in good faith) would be materially burdensome, (B) qualify as a foreign corporation or other entity or as a dealer in securities in such jurisdiction if it is not otherwise required to so qualify, (C) generally consent to service of process in any such jurisdiction or (D) subject itself or any of its Restricted Subsidiaries to taxation in any such jurisdiction if it is not otherwise so subject; or

(b)                                 such solicitation would otherwise not be permitted under applicable law in such jurisdiction.

Section 4.19                             Designation of Unrestricted and Restricted Subsidiaries.

(a)                                 The Issuer’s Board of Directors may designate any Subsidiary (including newly acquired or newly established Subsidiaries) to be an “Unrestricted Subsidiary,” provided that:

(1)                                 no Default has occurred and is continuing at the time of or after giving effect to such designation;

(2)                                 OpCo would be permitted to make an Investment at the time of designation (assuming the effectiveness of such designation) pursuant to Section 4.07 hereof in an amount equal to the Fair Market Value of the Issuer’s interest in such Subsidiary;

(3)                                 such Subsidiary does not own any Capital Stock, Redeemable Capital Stock or Debt of, or own or hold any Lien on any property or assets of, or have any Investment in, the Issuer or any other Restricted Subsidiary;

(4)                                 such Subsidiary is not liable, directly or indirectly, with respect to any Debt, Lien or other obligation that, if in default, would result (with the passage of time or giving of notice or otherwise) in a default on any of the Issuer’s Debt or Debt of any Restricted Subsidiary; provided that an Unrestricted Subsidiary may provide a guarantee for the Notes or the 10.25% Notes;

(5)                                 such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the businesses of the Issuer and its Subsidiaries;

(6)                                 such Subsidiary is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation to:

(A)                               subscribe for additional Capital Stock of such Person; or

(B)                               maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(7)                                 neither the Issuer nor any Restricted Subsidiary directly or indirectly guarantees, is liable for or provides credit support for the Debt of such Subsidiary.

(b)                                 In the event of any such designation, the Issuer or the relevant Restricted Subsidiary will be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 4.07 hereof for all purposes of this Indenture in an amount equal to the Fair Market Value of the Issuer’s or such Restricted Subsidiary’s interest in such Subsidiary.

(c)                                  The Issuer’s Board of Directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary, provided that:

(1)                                 no Default or Event of Default has occurred and is continuing at the time of, or will occur and be continuing after giving effect to, such designation;

(2)                                 such designated Unrestricted Subsidiary will not have any Debt outstanding (other than Debt that would be Permitted Debt), immediately before and after giving effect to such proposed designation, or after giving pro forma effect to the Incurrence of any such Debt of such designated Unrestricted Subsidiary as if such Debt was Incurred on the date of its designation as a Restricted Subsidiary, OpCo could Incur at least US$1.00 of additional Debt pursuant to the ratio set forth in Section 4.09(a) hereof; and

(3)                                 any Lien on the property of such Unrestricted Subsidiary at the time of such designation which will be deemed to have been Incurred by such newly designated Restricted Subsidiary as a result of such designation would be permitted to be Incurred by the covenant described under Section 4.12 hereof.

(d)                                 Any such designation as an Unrestricted Subsidiary or Restricted Subsidiary by the Issuer’s Board of Directors will be evidenced to the Trustee by filing a resolution of the Issuer’s Board of Directors with the Trustee giving effect to such designation and an Officers’ Certificate certifying that such designation complies with the conditions set forth in this Section 4.19, and giving the effective date of such designation.  Any such filing with the Trustee must occur within 45 days after the end of the Issuer’s fiscal quarter in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Issuer’s fiscal year, within 90 days after the end of such fiscal year).

Section 4.20                             Maintenance of Listing.

(a)                                 The Issuer will use its commercially reasonable efforts to maintain the listing of the Notes on the Official List of the SGX-ST for as long as such Notes are outstanding; provided, that if at any time the Issuer determines that it will not maintain such listing, it will obtain prior to the delisting of the Notes from the Official List of the SGX-ST, and thereafter use its best efforts to maintain, a listing of such Notes on another recognized stock exchange.

(b)                                 As long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, the Issuer will appoint and maintain a Paying Agent in Singapore, where the Notes may be presented or surrendered for payment or redemption, in the event that any global note is exchanged for Notes in definitive form.  In addition, in the event that any global note is exchanged for Notes in definitive form, announcement of such exchange will be made by or on behalf of the Issuer through the SGX-ST and such announcement will include all material information with respect to the delivery of the Notes in definitive form, including details of the Paying Agent in Singapore, so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require.

Section 4.21                             Reserved.

Section 4.22                             Additional Amounts.

(a)                                 All payments made under or with respect to the Notes, including the payment of PIK Interest, will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, assessments or other governmental charges and any interest, penalties and other liabilities with respect thereto (collectively, “Taxes”), unless the withholding or deduction of such Taxes is required by law or by the relevant taxing authority’s interpretation or administration thereof.  If any withholding or deduction for or on account of any Taxes imposed or levied by or on behalf of any jurisdiction in which the Issuer is organized, engaged in business or resident for tax purposes, or from or through which payment under or with respect to the Notes is made, or any political subdivision or authority thereof or therein having the power to tax (each, a “Relevant Taxing Jurisdiction”), will at any time be required to be made from any payment made under or with respect to the Notes, the Issuer will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received after such withholding or deduction (including any withholding or deduction attributable to Additional Amounts) will equal the amount that would have been received if such Taxes had not been required to be withheld or deducted.

(b)                                 Notwithstanding Section 4.22(a) hereof, the Issuer will not pay Additional Amounts to a Holder of any Note in respect or on account of:

(1)                                 any Taxes that would not have been imposed or levied by a Relevant Taxing Jurisdiction but for the Holder’s present or former connection with such Relevant Taxing Jurisdiction (or a present or former connection between the Relevant Taxing Jurisdiction and a fiduciary, settlor, beneficiary, member or shareholder of such Holder if such Holder is an estate, a trust, partnership, limited liability company or a corporation), including, but not limited to, citizenship, nationality, residence, domicile or existence of a business, permanent establishment, dependent agent, place of business or place of management present or deemed present within the Relevant Taxing Jurisdiction, other than the mere receipt or holding of any Note or by reason of the receipt of payments thereunder or the exercise or enforcement of rights under such Note or this Indenture;

(2)                                 any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of any Note, prior to the relevant date on which a payment under or with respect to the Notes is due and payable (the “Relevant Payment Date”), to comply with a written request of the Issuer, addressed to the Holder at least 60 calendar days prior to the Relevant Payment Date, to comply with any certification, identification, information or other reporting requirement concerning nationality, residence, identity or connection with the Relevant Taxing Jurisdiction imposed by statute, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to an exemption from, or a reduction in the rate of deduction or withholding of, Taxes imposed by the Relevant Taxing Jurisdiction to which such Holder or beneficial owner is legally entitled (including, without limitation, a certification that the Holder or beneficial owner is not resident in the Relevant Taxing Jurisdiction);

(3)                                any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;

(4)                                 any Tax that is payable other than by deduction or withholding from payments made under or with respect to any Note;

(5)                                 any Tax that would not have been so imposed but for the presentation (where presentation is required in order to receive payment) by the Holder or beneficial owner of a Note for payment on a date more than 30 days after the date on which such payment becomes due and payable or the date on which payment thereof is duly provided for, whichever occurs later, except to the extent that the Holder or beneficial owner would have been entitled to such Additional Amounts on presenting the same for payment on any day (including the last day) within such 30-day period;

(6)                                 any withholding or deduction in respect of any Taxes where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC or any Directive otherwise implementing the conclusions of the ECOFIN Council meetings of November 26 and 27, 2000 or any law implementing or complying with, or introduced in order to conform to, any such Directive;

(7)                                 any Tax that is required to be withheld or deducted from a payment made to a Holder who would have been able to avoid such withholding or deduction by presenting a Note for a payment (where presentation is required) to another available paying agent in a member state of the European Union (unless such Notes could not have been presented for payment elsewhere); or

(8)                                 any Tax that is imposed on or with respect to any payment made to any Holder who is a fiduciary or partnership or an entity that is not the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual Holder of such Note.

In addition, Additional Amounts will not be payable with respect to any Taxes that are imposed in respect or on account of any combination of the above items (1) through (8).

The Issuer may pay Additional Amounts with respect to PIK Interest, at its option, in the form of cash or PIK Notes.

(c)                                  The Issuer will make or cause to be made such withholding or deduction of Taxes as required by, and remit the full amount of any Taxes so deducted or withheld to the relevant taxing authority in accordance with, all applicable laws.  The Issuer will provide the Trustee with and, upon request, make available to the Holders, within 30 days after the date on which the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Issuer if, notwithstanding the Issuer’s reasonable efforts to obtain such receipts, the same are not obtainable, other evidence of such payment reasonably satisfactory to the Trustee.

(d)                                 At least 30 calendar days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Issuer will be obliged to pay Additional Amounts with respect to such payment (unless such obligation to pay Additional Amounts arises after the 30th day prior to the date on which payment under or with respect to the Notes is due and payable, in which case delivery of the Officers’ Certificate described below will be made promptly thereafter), the Issuer will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable and the amounts so payable on the payment date.  The Officers’ Certificate must also set forth any other information necessary to enable the Paying Agent to pay Additional Amounts on the Relevant Payment Date.  The Trustee will be entitled to rely solely on such Officers’ Certificate as conclusive proof that such payments are necessary.

(e)                                  In addition, the Issuer will pay and (without duplication) indemnify the Holders for any present or future stamp, issue, registration, transfer, documentation, court, excise, property or other similar Taxes imposed or levied by any Relevant Taxing Jurisdiction in respect of the execution, issue, delivery, registration, enforcement, redemption or retirement of, or the receipt of any payment (including the payment of PIK Interest) under or with respect to, the Notes or this Indenture, or any other document or instrument referred to thereunder.

(f)                                   The foregoing provisions will survive any termination, defeasance or discharge of this Indenture (and any transfer of a Holder or beneficial owner of its Notes) and will apply mutatis mutandis to any jurisdiction in which any Surviving Entity (as defined below) or successor person to the Issuer is organized, engaged in business or resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

(g)                                  Whenever in this Indenture there is mentioned, in any context, the payment of principal (and premium, if any), a redemption price, interest (including PIK Interest) or any other amount payable under or with respect to any Note, such mention will be deemed to include mention of the payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 4.23                             Reserved.

Section 4.24                             Reserved.

ARTICLE 5
SUCCESSORS

Section 5.01                             Merger, Consolidation or Sale of Assets of the Issuer.

(a)                                 The Issuer will not, in a single transaction or through a series of transactions, merge, consolidate, amalgamate or otherwise combine with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of, or take any action pursuant to any resolution passed by the Issuer’s Board of Directors or shareholders with respect to a demerger or division pursuant to which the Issuer would dispose of, all or substantially all of the Issuer’s properties and assets to any other Person or Persons, and the Issuer will not, and will not cause or permit any Restricted Subsidiary to, enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons.  The previous sentence will not apply if at the time and immediately after giving effect to any such transaction or series of transactions:

(1)                                 either: (i) the Issuer will be the continuing corporation or (ii) the Person (if other than the Issuer) formed by or surviving any such merger, consolidation, amalgamation or other combination or to which such sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Issuer and the Restricted Subsidiaries on a consolidated basis has been made (the “Surviving Entity”):

(A)                               will be a corporation duly incorporated and validly existing under the laws of any member state of the Pre-Expansion European Union as of the Issue Date, the United States of America, any state thereof, the District of Columbia, the British Virgin Islands or the Cayman Islands; and

(B)                               will expressly assume, by a supplemental indenture in form satisfactory to the Trustee, the Issuer’s obligations under the Notes and this Indenture, and the Notes and this Indenture will remain in full force and effect as so supplemented;

(2)                                 immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Issuer or any Restricted Subsidiary Incurred in connection with or as a result of such transaction or series of transactions as having been Incurred by the Issuer or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3)                                 immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-quarter fiscal period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), OpCo (or OpCo’s Surviving Entity) could Incur at least US$1.00 of additional Debt pursuant to Section 4.09(a) hereof;

(4)                                 if any of the Issuer’s or any Restricted Subsidiary’s property or assets will thereupon become subject to any Lien, the provisions Section 4.12 hereof are complied with; and

(5)                                 the Issuer or the Surviving Entity has delivered to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate (attaching the computations to demonstrate compliance with clause (3) above) and an Opinion of Counsel, each stating that such merger, consolidation, amalgamation or other combination or sale, assignment, conveyance, transfer, lease or other disposition, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the requirements of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

(b)                                 The Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, but, in the case of a lease of all or substantially all of the Issuer’s assets, the Issuer will not be released from the obligation to pay the principal of, premium, if any, and interest, on the Notes.

(c)                                  Nothing in this Indenture will prevent any Restricted Subsidiary from consolidating with, merging into or transferring all or substantially all of its properties and assets to the Issuer.  In addition, the Issuer may consolidate or otherwise combine with or merge into an Affiliate incorporated or organized for the purpose of changing the legal domicile of the Issuer, reincorporating the Issuer in another jurisdiction in compliance with Section 5.01(a)(1)(A) hereof or changing the legal form of the Issuer.

(d)                                 The Issuer will publish a notice of any merger, consolidation, amalgamation or other combination or sale of assets described above in accordance with the provisions of this Indenture if and as long as the Notes are listed and quoted on the Official List of the SGX-ST and to the extent that the rules of the SGX-ST so require, notify such exchange of any such merger, consolidation, amalgamation or other combination or sale.

Section 5.02                             Reserved.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.

Each of the following is an “Event of Default”:

(a)                                 default for 30 days in the payment when due of any interest or any Additional Amounts on any Note;

(b)                                 default in the payment of the principal of or premium, if any, on any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(c)                                  failure to comply with the Section 5.01 hereof;

(d)                                 failure to make or consummate an Excess Proceeds Offer in accordance with Section 4.10 hereof;

(e)                                  failure to make or consummate a Change of Control Offer in accordance with Section 4.14 hereof;

(f)                                   failure to comply with any covenant or agreement of the Issuer or any Restricted Subsidiary that is contained in this Indenture (other than specified in clause (a), (b), (c), (d) or (e) of this Section 6.01) and such failure continues for a period of 30 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes then outstanding;

(g)                                  default under the terms of any instrument evidencing or securing the Debt of the Issuer or any Restricted Subsidiary having an outstanding principal amount in excess of US$15,000,000 (or the Dollar Equivalent thereof) individually or in the aggregate, if that default:

(1)                                results in the acceleration of the payment of such Debt; or

(2)                                 is caused by the failure to pay principal of such Debt prior to the expiration of any applicable grace periods provided in such Debt on the date of such default;

(h)                                 Reserved.

(i)                                     Reserved.

(j)                                    one or more final judgments, orders or decrees (not subject to appeal and not covered by insurance) will be rendered against the Issuer or any Significant Subsidiary either individually or in an aggregate amount, in each case in excess of US$15,000,000 (or the Dollar Equivalent thereof), and either a creditor will have commenced an enforcement proceeding upon such judgment, order or decree or there will have been a period of 60 consecutive days or more during which a stay of enforcement of such judgment, order or decree was not (by reason of pending appeal or otherwise) in effect; and

(k)                                 the Issuer or any Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(1)                                 commences a voluntary case;

(2)                                 consents to the entry of an order for relief against it in an involuntary case;

(3)                                 consents to the appointment of a custodian or administrator of it or for all or substantially all of its property;

(4)                                 makes a general assignment for the benefit of its creditors; or

(5)                                 admits in writing its inability to pay its debts generally as they become due; or

(l)                                     a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)                                 is for relief against the Issuer or any Significant Subsidiary in an involuntary case;

(2)                                 appoints a custodian or administrator of the Issuer or any Significant Subsidiary or for all or substantially all of the property of the Issuer or any Significant Subsidiary; or

(3)                                orders the liquidation of the Issuer or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Holder of the Notes notice of the Default or Event of Default within 15 Business Days after its occurrence in accordance with Section 13.01 hereof.  Except in the case of a Default or an Event of Default in the payment of principal of, premium, if any, Additional Amounts or interest on any Notes, the Trustee may withhold the giving of such notice to the Holders of such Notes if a committee of its trust officers in good faith determines that withholding the giving of such notice is in the best interests of the Holders.

Section 6.02                             Acceleration.

(a)                                 If an Event of Default (other than as specified in (k) or (l) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by written notice to the Issuer (and to the Trustee if such notice is given by the Holders) may, and the Trustee, upon the written request of such Holders, will, declare the principal of, premium, if any, any Additional Amounts and accrued interest on all of the outstanding Notes immediately due and payable, and upon any such declaration all such amounts payable in respect of the Notes will become immediately due and payable.

(b)                                 If an Event of Default specified in clause (k) or (l) of Section 6.01 hereof occurs and is continuing, then the principal of, premium, if any, Additional Amounts and accrued and unpaid interest on all of the outstanding Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)                                  At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may rescind such declaration and its consequences if:

(1)                                 the Issuer has paid or deposited with the Trustee a sum sufficient to pay:

(A)                               all overdue interest and Additional Amounts on all of the Notes then outstanding;

(B)                               all unpaid principal of and premium, if any, on any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes;

(C)                               to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes; and

(D)                               all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)                                 the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(3)                                 all Events of Default, other than the non-payment of amounts of principal of, premium, if any, and any Additional Amounts and interest accrued on the Notes that has become due solely by such declaration of acceleration, have been cured or waived.

No such rescission will affect any subsequent default or impair any right consequent thereon.

(d)                                 In the event of a declaration of acceleration of the Notes because of an Event of Default described in Section 6.01(g) hereof has occurred and is continuing, the declaration of acceleration of the Notes will be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to Section 6.01(g) hereof is remedied or cured by the Issuer or a Restricted Subsidiary or waived by the Holder of the relevant Debt within 20 days after the declaration of acceleration with respect thereto, provided that:

(1)                                 the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction, and

(2)                                 all existing Events of Default, except in the payment of principal of, premium, if any, Additional Amounts or interest on any Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03                             Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of (and premium or Additional Amounts, if any) or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04                             Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive any past Default, except a Default in the payment of the principal of, premium, if any, and Additional Amounts or interest on any Note held by a non-consenting Holder (which may only be waived with the consent of each Holder affected).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05                             Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of (and premium or Additional Amounts, if any) or interest (including any PIK Interest) on the Notes.

Section 6.06                             Limitation on Suits.

A Holder may not institute any proceedings with respect to this Indenture or any remedy thereunder unless:

(a)                                 the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made a written request and offered an indemnity and/or security satisfactory to the Trustee to institute such proceeding as Trustee under the Notes and this Indenture,

(b)                                 the Trustee has failed to institute such proceeding within 30 days after receipt of such notice, and

(c)                                  the Trustee within such 30-day period has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes.

The foregoing limitations do not, however, apply to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, and Additional Amounts or interest on such Note on or after the respective due dates expressed in such Note.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07                             Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and premium or Additional Amounts, if any) or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of at least 90% of the then outstanding principal amount of the Notes; provided that a Holder will not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                             Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or Section 6.01(b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, interest and Additional Amounts, if any, remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, Additional Amounts, interest and such further amount as will be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09                             Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or any other obligor upon the Notes, their creditors or property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee will consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a Lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                             Priorities.

If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

First:                  to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities Incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:    to Holders for amounts due and unpaid on the Notes for principal, premium, if any, interest and Additional Amounts, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, interest and Additional Amounts, if any, respectively; and

Third:              to the Issuer or to such party as a court of competent jurisdiction will direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11                             Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12                             Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined in a final judgment adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding had been instituted.

Section 6.13                             Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14                             Delay or Omission Not Waiver.

No delay or omission of the Trustee or any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7
TRUSTEE

Section 7.01                             Duties of Trustee.

(a)                                 If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)                                 the duties of the Trustee and the Agents will be determined solely by the express provisions of this Indenture and the Trustee and the Agents need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee or the Agents; and

(2)                                 in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)                                 this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

(2)                                 the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                 the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                                   The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                             Rights of Trustee.

(a)                                 The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.

(f)                                   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)                                  In no event shall the Trustee, Paying Agent, Transfer Agent or Registrar be responsible or liable for special, indirect, or consequential loss or damage of any kind (including, but not limited to, loss of profit), regardless of whether the Trustee, Paying Agent, Transfer Agent or Registrar has been advised of the likelihood of such loss or damage or the form of action.

Section 7.03                             Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.09 and 7.10 hereof.

Section 7.04                             Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it will not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05                             Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 15 Business Days after it occurs.  Except in the case of a Default or Event of Default in the payment of principal of, premium on, if any, interest or Additional Amounts, if any, on any Notes, the Trustee may withhold notice if and as long as a committee of its Responsible Officers in good faith determines that withholding notice is in the best interests of Holders.

Section 7.06                             Compensation and Indemnity.

(a)                                 The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as agreed in writing.  The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Issuer will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence, willful misconduct or bad faith.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer of its obligations hereunder.  The Issuer will defend the claim and the Trustee will cooperate in the defense.  The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  The Issuer need not to pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Issuer under this Section 7.06 will survive the satisfaction and discharge of this Indenture.

(d)                                 To secure the Issuer’s payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, interest or Additional Amounts, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(k) or (l) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07                             Replacement of Trustee.

(a)                                 A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)                                 the Trustee fails to comply with Section 7.09 hereof;

(2)                                 the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                                 a custodian or public officer takes charge of the Trustee or its property; or

(4)                                 the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                   A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08                             Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09                             Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of (i) the United States of America or of any state thereof, (ii) Hong Kong or (iii) England and Wales, that is authorized under such laws to exercise corporate trustee power and is subject to supervision or examination by an authority of such jurisdiction and that has a combined capital and surplus of at least US$100,000,000 (or the Dollar Equivalent thereof) as set forth in its most recent published annual report of condition.

Section 7.10                             Agents.

Any Agent may resign and be discharged from its duties under this Indenture at any time by giving thirty (30) days’ prior written notice of such resignation to the Trustee and Issuer.  The Trustee or Issuer may remove any Agent at any time by giving thirty (30) days’ prior written notice to any Agent.  Upon such notice, a successor Agent will be appointed by the Issuer, who will provide written notice of such to the Trustee.  Such successor Agent will become the Agent hereunder upon the resignation or removal date specified in such notice.  If the Issuer is unable to replace the resigning Agent within thirty (30) days after such notice, the Agent may, in its sole discretion, deliver any funds then held hereunder in its possession to the Trustee or may apply to a court of competent jurisdiction for the appointment of a successor Agent or for other appropriate relief.  The reasonable costs and expenses (including its counsels’ reasonable fees and expenses) incurred by the Agent in connection with such proceeding will be paid by the Issuer.  Upon receipt of the identity of the successor Agent, the Agent will deliver any funds then held hereunder to the successor Agent, less the Agent’s fees, costs and expenses or other obligations owed to the Agent.  Upon its resignation and delivery any funds, the Agent will be discharged of and from any and all further obligations arising in connection with this Indenture, but will continue to enjoy the benefit of Section 7.06 hereof.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                             Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02                             Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below (it being understood that such Notes will not be deemed outstanding for accounting purposes), and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                 the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, Additional Amounts and interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                 the Issuer’s obligations to issue temporary Notes, register, transfer or exchange any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(4)                                 this Section 8.02.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                             Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.23 and 4.24 hereof and clause (3) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(c), (d), (e), (f), (g) and (i) hereof will not constitute Events of Default.

Section 8.04                             Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a)                                 the Issuer must irrevocably deposit or cause to be deposited on trust with the Trustee, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of an internationally recognized firm of independent public accountants, to pay and discharge the principal of, premium, if any, Additional Amounts and interest, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must: (i) specify whether the Notes are being defeased to maturity or to a particular redemption date and (ii) if applicable, have delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes;

(b)                                 in the case of an election under Section 8.02 hereof, the Issuer must have delivered to the Trustee:

(A)                               an Opinion of Counsel stating that:

(1)                                 the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(2)                                 since the Issue Date, there has been a change in applicable U.S. federal income tax law,

in either case to the effect that (and based thereon such opinion will confirm that) the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; and

(c)                                  in the case of an election under Section 8.03 hereof, the Issuer must have delivered to the Trustee:

(A)                               an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; and

(d)                                 no Default or Event of Default will have occurred and be continuing: (i) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or (ii) insofar as bankruptcy or insolvency events described in Section 6.01(k) and (l) hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit;

(e)                                  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Issuer or any Restricted Subsidiary is a party or by which the Issuer or any Restricted Subsidiary is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(f)                                   such Legal Defeasance or Covenant Defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the U.S. Investment Company Act of 1940 unless such trust will be registered under such act or be exempt from registration thereunder;

(g)                                  the Issuer must have delivered to the Trustee an Opinion of Counsel in the country of the Issuer’s incorporation to the effect that after the 123rd day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and an Opinion of Counsel that the Trustee will have a perfected security interest in such trust funds for the ratable benefit of the Holders of the Notes;

(h)                                 the Issuer must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of the Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or other creditors, or removing assets beyond the reach of the relevant creditors or increasing debts of the Issuer to the detriment of the relevant creditors;

(i)                                     no event or condition exists that would prevent the Issuer from making payments of the principal of, premium, if any, Additional Amounts and interest on the Notes on the date of such deposit or at any time ending on the 123rd day after the date of such deposit; and

(j)                                    the Issuer must have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of, premium, if any, Additional Amounts and interest on the Notes when due because of any acceleration occurring after an Event of Default, then the Issuer will remain liable for such payments.

Section 8.05                             Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all cash in U.S. dollars and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or the non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any cash in U.S. dollars or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06                             Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, interest or Additional Amounts, if any, has become due and payable will be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07                             Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable U.S. Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of (and premium or Additional Amounts, if any) or interest on any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01                             Without Consent of Holders.

(a)                                 Notwithstanding Section 9.02 hereof, without the consent of any Holder of the Notes, the Issuer and the Trustee may modify, amend or supplement this Indenture and the Notes:

(1)                                 to evidence the succession of another Person to the Issuer and the assumption by any such successor of the covenants in this Indenture and in the Notes in accordance with Section 5.01 hereof;

(2)                                 to add to the Issuer’s covenants and those of or any other obligor in respect of the Notes for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Issuer or any other obligor in respect of the Notes, as applicable, in this Indenture or the Notes;

(3)                                 to cure any ambiguity, or to correct or supplement any provision in this Indenture or the Notes that may be defective or inconsistent with any other provision in this Indenture or the Notes or make any other change or provision to this Indenture or the Notes; provided that, in each case, such change or provision will not materially adversely affect the interests of the Holders;

(4)                                 to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Notes;

(5)                                 to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(6)                                 to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Issuer’s obligations under this Indenture, in any property or assets, including any of which are required to be mortgaged, pledged or hypothecated or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; and

(7)                                to comply with the procedures of DTC, Euroclear or Clearstream.

(b)                                 In entering into any amendments, the Trustee will be entitled to request and rely on Officers’ Certificates and Opinions of Counsel.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 13.03 hereof, the Trustee will join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02                             With Consent of Holders.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.10, Section 4.10 and Section 4.14 hereof) or the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that if any amendment, waiver or other modification will only affect one series of the Notes, only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series will be required.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes.  However, unless consented to by the Holders of at least 90% of the aggregate principal amount of then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an amendment, supplement or waiver under this Section 9.02 may not:

(1)                                 change the Stated Maturity of the principal of, or any installment of or Additional Amounts or interest on, any Note (or change any Default or Event of Default under clause (a) of the definition thereof related thereto);

(2)                                 reduce the principal amount of any Note (or Additional Amounts or premium, if any) or the rate of or change the time for payment of interest on any Note (or change any Default or Event of Default under clause (b) of the definition thereof related thereto);

(3)                                 change the coin or currency in which the principal of any Note or any premium or any Additional Amounts or the interest thereon is payable;

(4)                                 impair the right to institute suit for the enforcement of any payment of any Note in accordance with the provisions of such Note and this Indenture;

(5)                                 reduce the principal amount of Notes whose Holders must consent to any amendment, supplement or waiver of provisions of this Indenture requiring the consent of 90% of Holders of the Notes;

(6)                                 modify any of the provisions relating to supplemental indentures requiring the consent of 90% of Holders of the Notes; or

(7)                                 make any change in the preceding amendment and waiver provisions.

Any amendment, supplement or waiver consented to by at least 90% of the aggregate principal amount of the then outstanding Notes will be binding against any non-consenting Holders.

Section 9.03                             Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04                             Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee will, upon receipt of an Authentication Order, authenticate or cause the Authenticating Agent to authenticate the new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05                             Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
RESERVED

ARTICLE 11
RESERVED

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01                      Satisfaction and Discharge.

(a)                                 This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in this Indenture) when:

(1)                                 the Issuer has irrevocably deposited or caused to be deposited with the Trustee as funds on trust for such purpose an amount in U.S. dollars or Government Obligations sufficient to pay and discharge the entire Debt on such Notes that have not, prior to such time, been delivered to the Trustee for cancellation, for principal of, premium, if any, and any Additional Amounts and accrued and unpaid interest on the Notes to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, and the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of Notes at Stated Maturity or on the redemption date, as the case may be and either:

(A)                               all of the Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or paid and Notes for which payment money has been deposited on trust or segregated and held on trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust as provided for in this Indenture) have been delivered to the Trustee for cancellation; or

(B)                               all Notes that have not been delivered to the Trustee for cancellation: (x) have become due and payable (by reason of the mailing of a notice of redemption or otherwise); (y) will become due and payable within one year of Stated Maturity or (z) are to be called for redemption within one year of the proposed discharge date under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the Issuer’s name and at the Issuer’s expense;

(2)                                 the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(3)                                 the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that:

(A)                               all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture have been satisfied; and

(B)                               such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Issuer or any Subsidiary is a party or by which the Issuer or any Subsidiary is bound.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied; provided that any such counsel may rely on any Officers’ Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3) of this Section 12.01(a)).

(b)                                 Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(B), the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02                      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof will be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium on, if any, interest and Additional Amounts, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or U.S. Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, interest and Additional Amounts, if any, on, the Notes because of the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01                      Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Nord Anglia Education, Inc.
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
Attention:  Chief Executive Officer

Nord Anglia Education

World-Wide House, Level 27

19 Des Voeux Road

Central, Hong Kong

Attention:  Chief Executive Officer

With a copy to:

Milbank, Tweed, Hadley & McCloy
30/F Alexandra House
18 Chater Road
Central, Hong Kong
Facsimile No.:  +852 2849 6483
Attention:  Anthony Root, Esq.

If to the Trustee:

Citicorp International Limited
55th Floor, One Island East

18 Westlands Road

Island East, Hong Kong
Facsimile No.:  +852 2323 0279
Attention:  Agency and Trust

If to the Principal Paying Agent and Transfer Agent:

Citibank, N.A., London Branch

c/o Citibank N.A., Dublin Branch

Ground Floor

1 North Wall Quay

Dublin 1

Ireland
Facsimile No.:  +353 1 662 2210
Attention:  Agency and Trust-PPA Payments

With a copy to:

55th Floor, One Island East

18 Westlands Road

Island East, Hong Kong
Facsimile No.:  +852 2323 0279
Attention:  Agency and Trust

If to the Registrar:

Citigroup Global Markets Deutschland AG
Reuterweg 16
60323 Frankfurt, Germany
Facsimile No.:  +49 69 1366 1429
Attention:  Germany Agency and Trust

With a copy to:

55th Floor, One Island East

18 Westlands Road

Island East, Hong Kong

Facsimile No.:  +852 2323 0279

Attention:  Agency and Trust

The Issuer or the Trustee by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices to the Holders (while any Notes are represented by one or more Global Notes) will be delivered to DTC for communication to entitled account holders.  In the case of Definitive Notes, notices will be mailed to Holders by first-class mail at their respective addresses as they appear on the records of the Registrar, unless stated otherwise in the Register kept by, and at the registered office of the Issuer.

Notices given by publication will be deemed given on the first date on which publication is made.  Notices delivered to DTC will be deemed given on the date when delivered.  Notices given by first class mail, postage paid, will be deemed given five calendar days after mailing whether or not the addressee receives it.

If a notice or communication is mailed or published in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders or delivers a notice or communication to holders of Book-Entry Interests, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02                      Currency Indemnity.

(a)                                 The U.S. dollar is the sole currency of account and payment for all sums payable under the Notes and this Indenture.  Any amount received or recovered in respect of the Notes in a currency other than U.S. dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer, any Subsidiary or otherwise) by the Trustee and/or a Holder of the Notes in respect of any sum expressed to be due to such parties from the Issuer will constitute a discharge of their obligation only to the extent of the U.S. dollar amount which the recipient is able to purchase with the amount so received or recovered in such other currency on the date of that receipt or recovery (or, if it is not possible to purchase U.S. dollars on that date, on the first date on which it is possible to do so).

(b)                                 If the U.S. dollar amount that could be recovered following such a purchase is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Issuer will indemnify the recipient against the cost of the recipient’s making a further purchase of U.S. dollars in an amount equal to such difference.  For the purposes of this paragraph, it will be sufficient for the Trustee and/or Holder to certify that it would have suffered a loss had the actual purchase of U.S. dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. dollars on that date had not been possible, on the first date on which it would have been possible).  These indemnities, to the extent permitted by law:

(1)                                 constitute a separate and independent obligation from the Issuer’s other obligations;

(2)                                 give rise to a separate and independent cause of action;

(3)                                 apply irrespective of any waiver granted by any Holder of a Note; and

(4)                                 will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

Section 13.03                      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer will furnish to the Trustee:

(1)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.04 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.04                      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

(1)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                 a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.05                      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06                      Agent for Service; Submission to Jurisdiction; Waiver of Immunities.

Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Indenture, the Notes and any supplemental indenture or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Issuer has appointed Law Debenture Corporate Services Inc., 400 Madison Avenue, 4th Floor, New York, New York 10017, United States of America, as its authorized agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any federal or state court located in the State of New York, Borough of Manhattan arising out of or based upon this Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorized Agent”).  The Issuer expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury.  Such appointment will be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee.  The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer will be deemed, in every respect, effective service of process upon the Issuer.

Section 13.07                      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, controlling person or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer, this Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note will waive and release all such liability.  The waiver and release will be part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under U.S. federal securities laws.

Section 13.08                      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09                      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or any of their respective Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10                      Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.

Section 13.11                      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12                      Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13                      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14                      Prescription.

Claims against the Issuer for the payment of principal of, premium, if any, Additional Amounts or interest (including PIK Interest), on the Notes will become void unless presentation for payment is made as required in this Indenture within a period of six years after the applicable due date for payment thereof.

[Signatures on following page]

IN WITNESS HEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

NORD ANGLIA EDUCATION, INC.,
as the Issuer

By:	/s/ Graeme Halder
	Name:	Graeme Halder
	Title:	Director

(Signature Page to Indenture)

CITICORP INTERNATIONAL LIMITED, as Trustee

By:	/s/ Sigit Priwibowo
	Name:	Sigit Priwibowo
	Title:	Vice President

(Signature Page to Indenture)

CITIBANK, N.A., LONDON BRANCH, as Principal Paying Agent and Transfer Agent

By:	/s/ Sigit Priwibowo
	Name:	Sigit Priwibowo
	Title:	Vice President

(Signature Page to Indenture)

CITIGROUP GLOBAL MARKETS DEUTSCHLAND AG, as Registrar

By:	/s/ S. Roos		/s/ Gabriele Fisch
	Name:	S. Roos	Gabriele Fisch
	Title:	Assistent Manager

(Signature Page to Indenture)

EXHIBIT A

FORM OF NOTE

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

NORD ANGLIA EDUCATION, INC.

8.50%/9.50% Senior PIK Toggle Notes due 2018

No.	CUSIP: [for Reg S] G6583A AA0 [for Rule 144A] 65557U AA1

ISIN: [for Reg S] USG6583AAA00 [for Rule 144A] US65557UAA16

COMMON CODE: [for Reg S] 088561279 [for Rule 144A] 088561295

$

NORD ANGLIA EDUCATION, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands, promises to pay to                                     or registered assigns,

the principal sum of                                                                                                                      DOLLARS or such greater or lesser amount as indicated in the schedule of Exchanges of Interests in the Global Note on February 15, 2018.

Interest Payment Dates:  February 15 and August 15

Record Dates:  February 1 and August 1

Dated:

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.

NORD ANGLIA EDUCATION, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

Citicorp International Limited, not in its individual capacity, but in its capacity as Authenticating Agent with respect to the Notes appointed by the Trustee, CITICORP INTERNATIONAL LIMITED

By: Citicorp International Limited

By:
Authorized Signatory

[Back of Note]

8.50%/9.50% Senior PIK Toggle Notes due 2018

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                                INTEREST.  NORD ANGLIA EDUCATION, INC., an exempted company incorporated with limited liability under the laws of the Cayman Islands, (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note from                                            until maturity.  The Issuer will pay interest semi-annually in arrears on February 15 and August 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                           ; provided further that interest with respect to a PIK Payment (as defined below) will accrue in accordance with the terms discussed below.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect, to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace periods), from time to time on demand at the same rate, to the extent lawful.  Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Cash Interest (as defined below) on the Notes will accrue at a rate of 8.50% per annum. PIK Interest (as defined below) on the Notes will accrue at a rate of 9.50% per annum. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, the relevant Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

(2)                                METHOD OF PAYMENT.  For any interest payment period the Issuer may, at its option, elect to pay interest on the Notes:

(i)                                     entirely in cash (“Cash Interest”);

(ii)                                  entirely by increasing the principal amount of the outstanding Notes or by issuing additional Notes (“PIK Notes”) (such interest, “PIK Interest”); or

(iii)                               with a 25%/75%, 50%/50% or 75%/25% combination of Cash Interest and PIK Interest (“Partial PIK Interest”).

The Issuer must elect the form of interest payment with respect to each interest period by delivering a written notice to the Trustee prior to the beginning of such interest period. The Trustee shall promptly deliver a corresponding written notice to the Holder of this Note. In the absence of such an election for any interest period, interest on this Note shall be payable according to the election for the previous interest period.

The Issuer will pay interest on the Notes (except defaulted interest) and Additional Amounts, if any, to the Persons who are registered Holders at the close of business on the February 1 or August 1 preceding the next Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, interest and Additional Amounts, if any, through the Paying Agent as provided in the Indenture or, at the option of the Issuer, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment shall be made in U.S. dollars.

PIK Interest on the Notes will be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, The Depository Trust Company (“DTC”), Euroclear Bank S.A./N.A. (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) or any of its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) and (y) with respect to Notes represented by Definitive Notes, by issuing PIK Notes in the form of Definitive Notes, dated as of the applicable Interest Payment Date, in an aggregate principal amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee will, at the request of the Issuer, authenticate and deliver such PIK Notes in the form of Definitive Notes for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. Following an increase in the principal amount of the outstanding Notes as a result of a PIK Payment, such Notes will bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the applicable Interest Payment Date and will bear interest from and after such date.

In the event that the Issuer elects to pay Partial PIK Interest for any interest period, each Holder will be entitled to receive a combination of Cash Interest and PIK Interest as follows (at the election of the Issuer): 25%/75%, 50%/50% or 75%/25% of the principal amount of the Notes held by such Holder on the relevant interest record date.

All Notes issued pursuant to a PIK Payment will mature on February 15, 2018, and will be governed by, and subject to the terms, provisions and conditions of, the Indenture and shall have the same rights and benefits as all other Notes (except as specifically provided in the Indenture). Any certificated PIK Notes will be issued with the description “PIK” on the face of each such PIK Note.

(3)                                PAYING AGENT, REGISTRAR AND TRANSFER AGENT.  Initially, Citicorp International Limited will act as the Trustee under the Indenture.  Citibank, N.A., London Branch, will act as Principal Paying Agent and Transfer Agent.  Citigroup Global Markets Deutschland AG will act as Registrar.  Upon notice to the Trustee, the Issuer may change any Paying Agent, Registrar or Transfer Agent.

If the Issuer maintains a Paying Agent with respect to the Notes in a member state of the European Union, such Paying Agent will be located in a member state of the European Union that is not obligated to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such directive or such other directive.

(4)                                INDENTURE.  The Issuer issued the Notes under an Indenture dated as of February 8, 2013 (the “Indenture”) among the Issuer, Citicorp International Limited, as Trustee, Citibank, N.A., London Branch, as Principal Paying Agent and Transfer Agent and Citigroup Global Markets Deutschland AG, as Registrar.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5)                                OPTIONAL REDEMPTION.

(a)                                 At any time prior to February 15, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price of 108.50% of their principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, with the net proceeds from one or more Equity Offerings; provided, that:

(i)                                     at least 65% of the aggregate principal amount of Notes that were initially issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) would remain outstanding immediately after the proposed redemption; and

(ii)                                  the redemption occurs within 90 days after the closing of such Equity Offering.

(b)                                 At any time prior to February 15, 2015, upon not less than 30 nor more than 60 days’ notice, the Issuer may, on any one or more occasions, redeem all or part of the Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Redemption Premium and accrued and unpaid interest and Additional Amounts, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

(c)                                  Except pursuant to subparagraphs (a) and (b) of this Paragraph 5 and pursuant to Paragraph 6, the Notes will not be redeemable at the Issuer’s option prior to February 15, 2015.

(d)                                 At any time on or after February 15, 2015, and prior to maturity, upon not less than 30 nor more than 60 days’ notice, the Issuer may, on any one or more occasions, redeem all or part of the Notes.  These redemptions will be in amounts of $200,000 or integral multiples of $1,000 in excess thereof (or, in the case of PIK Notes, in amounts of $1.00 or integral multiples of $1.00 in excess thereof) at the following redemption prices (expressed as percentages of their principal amount at maturity), plus accrued and unpaid interest and Additional Amounts, if any, to the redemption date, if redeemed during the 12-month period commencing on February 15 of the years set forth below, subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Redemption Price
2015	103.00%
2016	101.00%
2017 and thereafter	100.00%

(f)                                   Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(g)                                  Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.  Any redemption and notice may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

(6)                                REDEMPTION FOR CHANGES IN TAXES.

The Issuer may, at its option, redeem the Notes, in whole but not in part, at any time upon giving not less than 30 nor more than 60 days’ notice (which notice shall be irrevocable and given in accordance with the provisions described in Section 3.03 of the Indenture) to the Holders, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the redemption date to be fixed by the Issuer (a “Tax Redemption Date”) and all Additional Amounts, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is prior to the Tax Redemption Date and Additional Amounts, if any, in respect thereof) if the Issuer is or, on the next date on which any amount would be payable in respect of the Notes, would be obliged to pay Additional Amounts in excess of the Additional Amounts that the Issuer was obligated to pay as of the Issue Date in respect of the Notes, which the Issuer cannot avoid by the use of reasonable measures available to it (including taking reasonable measures to make payment through a Paying Agent located in another jurisdiction), as a result of:

(a)                                 any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of any Relevant Taxing Jurisdiction affecting taxation that becomes effective on or after the date of the Indenture (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Indenture, on or after such date; provided that there has been no formal proposal for such change or amendment the enactment of which was imminent when the jurisdiction became a Relevant Taxing Jurisdiction); or

(b)                                 any change in the official application, administration or interpretation of the laws, regulations or rulings of any Relevant Taxing Jurisdiction (including a holding, judgment or order by a court of competent jurisdiction) that becomes effective on or after the date of the Indenture (or, in the case of a jurisdiction that becomes a Relevant Taxing Jurisdiction after the date of the Indenture, on or after such date; provided that there has been no formal proposal for such change or amendment the enactment of which was imminent when the jurisdiction became a Relevant Taxing Jurisdiction),

(each of the foregoing clauses (a) and (b), a “Change in Tax Law”).

The Issuer will not give any such notice of redemption (a) earlier than 60 days prior to the earliest date on which the Issuer would be obliged to make such payment of Additional Amounts or withholding if a payment in respect of the Notes then due and (b) unless at the time such notice is given, the obligation to pay Additional Amounts in accordance with the terms of the Indenture remains in effect.

Prior to the publication or, where relevant, mailing of any notice of redemption pursuant to the foregoing, the Issuer will deliver to the Trustee:

(a)                                 an Officers’ Certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred (including that the obligation to pay such Additional Amounts cannot be avoided by the Issuer taking reasonable measures available to it); and

(b)                                 an opinion of independent tax counsel of recognized standing, qualified under the laws of the Relevant Taxing Jurisdiction, to the effect that the Issuer is or would be obliged to pay such Additional Amounts as a result of a Change in Tax Law.

The Trustee will accept such Officers’ Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

(7)                                MANDATORY REDEMPTION.  The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.  However, the Issuer may be required to offer to purchase the Notes as described under Section 4.10 and Section 4.14 of the Indenture.  The Issuer and

the Restricted Subsidiaries may at any time and from time to time purchase Notes in the open market or otherwise.

(8)                                REPURCHASE AT THE OPTION OF HOLDER.

(a)                                 Upon the occurrence of a Change of Control, the Issuer will make a Change of Control Offer to each Holder to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000 in excess thereof or, in the case of PIK Notes, equal to $1.00 or an integral multiple of $1.00 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Amounts, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.  Within 10 days following any Change of Control, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                                 Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided and within the time period set forth in the Indenture will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10,000,000 (or the Dollar Equivalent thereof), within 30 Business Days thereof, the Issuer will make an Excess Proceeds Offer to all Holders of Notes and Pari Passu Debt, to the extent required by the terms thereof, to purchase with the proceeds of sales of assets in accordance with the procedures set forth in the Indenture the maximum principal amount of Notes and such Pari Passu Debt (plus all accrued interest on the Debt and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the Excess Proceeds.  The offer price for the Notes in any Excess Proceeds Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date, and will be payable in cash.  If any Excess Proceeds remain after consummation of an Excess Proceeds Offer, the Issuer may use those Excess Proceeds for general corporate purposes that are not otherwise prohibited by the Indenture.  If the aggregate principal amount of Notes and any such Pari Passu Debt validly tendered and not withdrawn by holders thereof exceeds the amount of Excess Proceeds, the Trustee will select the Notes and any such, to be purchased on a pro rata basis based on the amount of Notes and the principal amount or accredited value of such Pari Passu Debt tendered by each Holder.  Upon completion of each Excess Proceeds Offer, the amount of Excess Proceeds will be reset at zero.

(9)                                NOTICE OF REDEMPTION.  At least 30 days but not more than 60 days before a redemption date, the Issuer will deliver, pursuant to Section 13.01 of the Indenture, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or the satisfaction and discharge of the Indenture.

(10)                         DENOMINATIONS, TRANSFER, EXCHANGE.

[The Global Notes are in registered form without coupons attached.  The Global Notes will represent the aggregate principal amount of all the Notes issued and not yet cancelled other than Definitive Notes.]1  [The Definitive Notes are in registered form without coupons attached in denominations of $200,000 and integral multiples of $1,000 in excess thereof, provided, however, that PIK Interest issued pursuant to the Indenture shall be issued in denominations of $1.00 and integral multiples of $1.00.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer shall not be required to

1  Include in any Global Note.

register the transfer of any Definitive Notes (A) for a period of 15 days prior to any date fixed for the redemption of the Notes; (B) for a period of 15 days immediately prior to the date fixed for selection of Notes to be redeemed in part; (C) for a period of 15 days prior to the record date with respect to any Interest Payment Date; or (D) which the holder has tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer or an Excess Proceeds Offer.]2

(11)                         PERSONS DEEMED OWNERS.  The registered Holder of a Note may be treated as the owner of it for all purposes.

(12)                         AMENDMENT, SUPPLEMENT AND WAIVER.  Subject to certain exceptions, the Indenture (including, without limitation, Section 3.10, Section 4.10 and Section 4.14 thereof) or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Section 6.04 and Section 6.07 of the Indenture, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, interest or Additional Amounts, if any, on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes and PIK Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided that if any amendment, waiver or other modification will only affect one series of the Notes, only the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series shall be required.  In certain circumstances, the Indenture or the Notes may be amended or supplemented without the consent of any Holder, including to cure any ambiguity, defect or inconsistency.

(13)                         DEFAULTS AND REMEDIES.  Except as set forth in Section 6.02 of the Indenture, if an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.  If a bankruptcy or insolvency default with respect to the Issuer or any Significant Subsidiary occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may require indemnity and/or security satisfactory to it before it enforces the Indenture or the Notes.  Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

(14)                         AUTHENTICATION.  This Note will not be valid until authenticated by the manual signature of the authorized signatory of the Trustee or an authenticating agent.

(15)                         ABBREVIATIONS.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)                         CUSIP AND ISIN AND COMMON CODE NUMBERS.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  The Issuer has caused Common Code numbers to be printed on the Notes and the Trustee may use Common Code numbers in notices of redemption as a convenience to

2  Include in any Definitive Note

Holders. In addition, the Issuer has caused ISIN numbers to be printed on the Notes and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of any such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

(17)                         GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture or the form of Note.  Requests may be made to:

Nord Anglia Education, Inc.
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands
Attention:  Chief Executive Officer

Nord Anglia Education

World-Wide House, Level 27

19 Des Voeux Road

Central, Hong Kong

Attention:  Chief Executive Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE*

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased (in denominations of $200,000 or integral multiples of $1,000 in excess thereof or, in the case of PIK Notes, in denominations of $1.00 or integral multiples of $1.00 in excess thereof):

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*  Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Paying Agent, Trustee or Custodian or Depositary

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Nord Anglia Education, Inc.

c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Citicorp International Limited, as Trustee

55th Floor, One Island East

18 Westlands Road

Island East, Hong Kong

Citigroup Global Markets Deutschland AG, as Registrar

Reuterweg 16

60323 Frankfurt, Germany

Re:                 $150,000,000 8.50%/9.50% Senior PIK Toggle Notes due 2018 of Nord Anglia Education, Inc.

Reference is hereby made to the Indenture, dated as of February 8, 2013 (the “Indenture”), among Nord Anglia Education, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Citicorp International Limited, as Trustee, Citibank N.A., London Branch, as Principal Paying Agent and Transfer Agent, and Citigroup Global Markets Deutschland AG, as Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                       in such Note[s] or interests (the “Transfer”), to                                                         (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the Rule 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transferee is not a U.S. Person or for the account or benefit of a U.S. Person, and will take delivery only as a Book-Entry Interest so transferred through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  Check if Transferee will take delivery of a Book-Entry Interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the

Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.             The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐   a Book-Entry Interest in the:

(i)          ☐   Rule 144A Global Note ([CUSIP][ISIN]                   ), or

(ii)         ☐   Regulation S Global Note ([CUSIP][ISIN]                   ); or

(b)  ☐    a Restricted Definitive Note.

2.             After the Transfer the Transferee will hold:

[CHECK ONE]

(a)  ☐   a Book-Entry Interest in the:

(i)          ☐   Rule 144A Global Note ([CUSIP][ISIN]                   ), or

(ii)         ☐   Regulation S Global Note ([CUSIP][ISIN]                   ), or

(iii)        ☐   Unrestricted Global Note ([CUSIP][ISIN]                   ); or

(b)  ☐   a Restricted Definitive Note; or

(c)  ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Nord Anglia Education, Inc.

c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman
KY1-1104
Cayman Islands

Citicorp International Limited, as Trustee

55th Floor, One Island East

18 Westlands Road

Island East, Hong Kong

Citigroup Global Markets Deutschland AG, as Registrar

Reuterweg 16

60323 Frankfurt, Germany

Re:                 $150,000,000 8.50%/9.50% Senior PIK Toggle Notes due 2018 of Nord Anglia Education, Inc.

(CUSIP                      ; ISIN                      ;  Common Code                       )

Reference is hereby made to the Indenture, dated as of February 8, 2013 (the “Indenture”), between Nord Anglia Education, Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), Citicorp International Limited, as Trustee, Citibank N.A., London Branch, as Principal Paying Agent and Transfer Agent, and Citigroup Global Markets Deutschland AG, as Registrar.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

______________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                         in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐ Check if Exchange is from Book-Entry Interest in a Restricted Global Note to Book-Entry Interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Restricted Global Note for a Book-Entry Interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Book-Entry Interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐ Check if Exchange is from Book-Entry Interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the

Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐ Check if Exchange is from Restricted Definitive Note to Book-Entry Interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a Book-Entry Interest in an Unrestricted Global Note, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Book-Entry Interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)  ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐ Check if Exchange is from Book-Entry Interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s Book-Entry Interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐ Check if Exchange is from Restricted Definitive Note to Book-Entry Interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a Book-Entry Interest in the [CHECK ONE] ☐ Rule 144A Global Note, ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the Book-Entry Interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Book-Entry Interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: